UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SOLID BIOSCIENCES INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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141 Portland Street, 5th Floor

Cambridge, MA 02139

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 16, 2021

Dear Stockholders,

You are cordially invited to attend the 2021 annual meeting of stockholders (the “Annual Meeting”) of Solid Biosciences Inc. (the “Company”), which will be held on Wednesday, June 16, 2021 at 8:00 a.m., Eastern Time. The Annual Meeting will be held by a virtual-only format, solely by means of remote communication, to consider and vote upon the following proposals:

(1)

The election of four Class III Directors, Martin Freed, Ilan Ganot, Georgia Keresty and Ian Smith (the “Director Nominees”), to our Board of Directors (the “Board”), each to serve until the 2024 annual meeting of stockholders and until the election and qualification of his or her successor (the “Director Proposal”);

(2)	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (the “Auditor Proposal”);

(3)	To approve an amendment to the 2020 Equity Incentive Plan to reserve an additional 7,000,000 shares of common stock for issuance under the plan (the “Plan Proposal”);

(4)	To approve the adoption of the Solid Biosciences Inc. 2021 Employee Stock Purchase Plan (the “ESPP Proposal”); and

(5)	The transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Stockholders will not be able to attend the Annual Meeting in person and will be able to attend the Annual Meeting only via the webcast. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world. We have designed the format of the Annual Meeting to provide stockholders the same rights and opportunities to participate as they would at an in-person meeting.

Our Board has fixed the close of business on April 19, 2021 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment of that meeting. Stockholders of record at the close of business on the record date can attend the Annual Meeting, including to vote their shares and ask questions, by accessing http://www.virtualshareholdermeeting.com/SLDB2021 shortly prior to the scheduled start of the meeting and entering the 16-digit control number included on your proxy card, voting instruction form or notice of availability of proxy materials.

The rules and procedures applicable to the Annual Meeting, together with a list of stockholders of record for inspection for any legally valid purpose, will be available for the participating stockholders of record at http://www.virtualshareholdermeeting.com/SLDB2021.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. On or about April 29, 2021, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2020 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The Notice contains instructions on how to access those documents and to cast your vote via the Internet or by telephone. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2020 Annual Report to Stockholders. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the 2020 Annual Report to Stockholders by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is very important. Whether or not you plan to attend the Annual Meeting online, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. You may vote electronically at the meeting, by telephone, online, or by completing and returning a proxy card. We recommend you vote by proxy even if you plan to participate in the virtual meeting. You can always change your vote by voting electronically at the virtual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Ilan Ganot
Co-Founder, President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 16, 2021:

This proxy statement, the accompanying proxy card or voting instruction card and our 2020 Annual Report to Stockholders are available for viewing, printing and downloading at: http://materials.proxyvote.com/83422E. These documents are also available to any stockholder who wishes to receive a paper copy by calling 617-337-4680 or emailing investors@solidbio.com. The proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the SEC’s website at http://www.sec.gov.

Solid Biosciences Inc.

Proxy Statement

Page No.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE PROPOSALS	2

PROPOSAL NO. 1—ELECTION OF CLASS III DIRECTORS	6

CORPORATE GOVERNANCE	11

EXECUTIVE OFFICERS	22

EXECUTIVE COMPENSATION	24

PRINCIPAL STOCKHOLDERS	31

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	34

DELINQUENT SECTION 16(a) REPORTS	38

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020	39

PROPOSAL NO. 3—APPROVAL OF THE AN AMENDMENT TO THE 2020 EQUITY INCENTIVE PLAN	41

PROPOSAL NO. 4—APPROVAL THE ADOPTION OF THE SOLID BIOSCIENCES INC. 2021 EMPLOYEE STOCK PURCHASE PLAN	54

HOUSEHOLDING	59

STOCKHOLDER PROPOSALS	60

OTHER MATTERS	61

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about the Annual Meeting of Stockholders (the “Annual Meeting”) of Solid Biosciences Inc. (the “Company”) to be held on Wednesday, June 16, 2021 at 8:00 a.m., Eastern Time.

Our Board of Directors (the “Board of Directors” or the “Board”) has made this proxy statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting, and any adjournment or postponement of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin on or about April 29, 2021.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the Notice.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 16, 2021:

This proxy statement, the accompanying proxy card or voting instruction card and our 2020 Annual Report to Stockholders are available at: http://materials.proxyvote.com/83422E

You may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC, except for exhibits thereto, without charge upon written request to Solid Biosciences Inc., 141 Portland Street, 5th Floor, Cambridge, MA 02139, Attention: Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.

In this proxy statement, the terms “we,” “us,” “our,” “the Company” refer to Solid Biosciences Inc. unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROPOSALS

The following are some questions that you, as a holder of common stock of the Company may have regarding the Annual Meeting of the Company and the proposals and brief answers to such questions. We urge you to carefully read this entire proxy statement and the documents referred to in this proxy statement because the information in this section does not provide all the information that may be important to you as a stockholder of the Company with respect to the proposals.

When and where will the Annual Meeting take place?

The Annual Meeting will be held on June 16, 2021 at 8:00 a.m., Eastern Time. The Annual Meeting will be held via the Internet at a webcast at http://www.virtualshareholdermeeting.com/SLDB2021. As always, we encourage you to vote your shares prior to the annual meeting regardless of whether you intend to attend virtually via the webcast.

What proposals are the stockholders being asked to consider?

At the Annual Meeting, you will be asked to vote upon:

(1)

The election of four Class III Directors, Martin Freed, Ilan Ganot, Georgia Keresty and Ian Smith (the “Director Nominees”), to our Board of Directors (the “Board”), each to serve until the 2024 annual meeting of stockholders and until the election and qualification of his or her successor (the “Director Proposal”);

(2)	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (the “Auditor Proposal”);

(3)	To approve an amendment to the 2020 Equity Incentive Plan to reserve an additional 7,000,000 shares of common stock for issuance under the plan (the “Plan Proposal”);

(4)	To approve the adoption of the Solid Biosciences Inc. 2021 Employee Stock Purchase Plan (the “ESPP Proposal”); and

(5)	The transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

What are the recommendations of the Board?

The Board unanimously recommends that the stockholders vote “FOR” each of the Director Nominees, “FOR” the Auditor Proposal, “FOR” the Plan Proposal and “FOR” the ESPP Proposal.

What is the Record Date for the Annual Meeting?

Holders of our common stock as of the close of business on April 19, 2021 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.

Who can vote at the Annual Meeting?

Stockholders who owned shares of our common stock on the Record Date may attend and vote at the Annual Meeting. There were 110,297,304 shares of our common stock outstanding on the Record Date. All shares of common stock have one vote per share and vote together as a single class.

What is the proxy card?

The proxy card enables you to appoint Ilan Ganot, Erin Powers Brennan and Joel Schneider as your proxies at the Annual Meeting. By completing and returning or submitting the proxy card as described herein or in the

Notice, you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting online, we recommend completing and returning or submitting your proxy card before the Annual Meeting date in the event your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a bank, broker or other nominee, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•

Shareholders of Record. If you are a shareholder of record and do not vote over the Internet, by phone or by mailing your proxy card, your shares will not be voted unless you attend the Annual Meeting and vote your shares electronically at the Annual Meeting

•

Beneficial Owners of Shares Held in Street Name. If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not vote over the Internet, by phone or by mailing your proxy card, under the rules of various securities exchanges, the broker or custodian that holds your shares may generally vote on routine matters, but cannot vote on non-routine matters.

How do I virtually attend the Annual Meeting?

We will host the Annual Meeting live online via webcast. You may attend the Annual Meeting live online by visiting http://www.virtualshareholdermeeting.com/SLDB2021. The live audio webcast will start at 8:00 a.m. Eastern time on Wednesday, June 16, 2021. Online access to the audio webcast will open 10 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. To be admitted to the virtual Annual Meeting, you will need to log-in at http://www.virtualshareholdermeeting.com/SLDB2021 using the 16-digit control number included on your proxy card, voting instruction form or notice of availability of proxy materials. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting.

Beginning 10 minutes prior to, and during, the Annual Meeting, we will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulty accessing, or during, the virtual meeting, please call the support team at the numbers listed on the web portal at the time of the meeting.

How do I submit a question at the Annual Meeting?

You will be able to submit your questions prior to and during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/SLDB2021.

What is the quorum required for the Annual Meeting?

The representation online or by proxy of holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present at the Annual Meeting. Shares present virtually during the annual meeting will be considered shares of common stock represented online at the meeting.

Assuming that a quorum is present, what vote is required to approve the proposals to be voted upon at the Annual Meeting?

•	The election of each Director Nominee requires the affirmative vote of a plurality of votes cast “FOR” the applicable seat on the Board of Directors.

•	The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting.

•	The Plan Proposal requires the affirmative vote of a majority of the shares present online or represented by proxy at the Annual Meeting.

•	The ESPP Proposal requires the affirmative vote of a majority of the shares present online or represented by proxy at the Annual Meeting.

May I see a list of stockholders entitled to vote as of the record date?

A complete list of registered stockholders will be available to stockholders of record during the Annual Meeting for examination at http://www.virtualshareholdermeeting.com/SLDB2021.

How do I vote?

Stockholders have four voting options. You may vote using one of the following methods:

1.	Internet. To vote by the Internet, please go to the following website: www.proxyvote.com and follow the instructions at that site for submitting your proxy electronically.

2.	Telephone. To vote by telephone, please call 1-800-690-6903 and follow the instructions provided on the proxy card.

3.

Mail. If you requested or received a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the Annual Meeting in the envelope provided.

4.

Online during the Annual Meeting. You may vote your shares online while virtually attending the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/SLDB2021. You will need your 16-digit control number included on your proxy card in order to be able to vote during the Annual Meeting. Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting online your shares will be voted as directed by you.

Telephone and Internet voting for stockholders of record will be available up until 11:59 p.m., Eastern Time, on June 15, 2021, and mailed proxy cards must be received by June 15, 2021 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

What are the effects of not voting or abstaining? What are the effects of broker non-votes?

If you do not vote by virtue of not being present virtually or by proxy at the Annual Meeting, your shares will not be counted for purposes of determining the existence of a quorum.

Abstentions will be counted for the purpose of determining the existence of a quorum. However, they will have no effect on the Director Proposal. Abstentions will have the effect of a vote “AGAINST” the Auditor Proposal, the Plan Proposal and the ESPP Proposal.

Broker non-votes occur on a matter when a bank, broker or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Broker non-votes will be counted for the purpose of determining the existence of a quorum. The Director Proposal the Plan Proposal and the ESPP Proposal are “non-routine” matters. If you do not instruct your bank, broker or other nominee how to vote with respect to the Director Proposal, the Plan Proposal or the ESPP Proposal, your bank, broker or other nominee may not vote with respect to such proposals and those votes will be counted as broker non-votes. However, in tabulating the voting result for the Director Proposal and the Plan Proposal, shares that constitute broker non-votes will have no effect on the Director Proposal, the Plan Proposal or the ESPP Proposal. The Auditor Proposal is considered a “routine” matter and a bank, broker or other nominee may generally exercise discretionary authority to vote on the Auditor Proposal.

What does it mean if I received more than one proxy card or Notice?

If your shares are registered differently or in more than one account, you will receive more than one proxy card or Notice. To make certain all of your shares are voted, please follow the instructions included on the Notice on how to access each proxy card and vote each proxy card by telephone or through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

What happens if I don’t indicate how to vote my proxy?

If you just sign or submit your proxy card without providing further instructions, your shares will be counted as a vote “FOR” each of the Director Nominees, “FOR” the Auditor Proposal, “FOR” the Plan Proposal and “FOR” the ESPP Proposal.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	sending a written notice to our secretary at 141 Portland Street, 5th Floor, Cambridge, MA 02139, stating that you would like to revoke your proxy of a particular date;

•	voting again at a later time, but prior to the date of the Annual Meeting, via the Internet or telephone;

•	signing or submitting another proxy card with a later date and returning it prior to the Annual Meeting; or

•

attending the Annual Meeting online and voting during the Annual Meeting. Attending the Annual Meeting online will not alone revoke your Internet vote, telephone vote or proxy card submitted by mail, as the case may be.

Please note, however, that if your shares are held of record by a bank, broker or other nominee, you must instruct your bank, broker or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the bank, broker or other nominee. If your shares are held in street name, and you wish to attend and vote at the Annual Meeting, you will need your 16-digit control number included on your proxy card or voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Annual Meeting. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at http://www.virtualshareholdermeeting.com/SLDB2021. Simply attending the Annual Meeting will not constitute a revocation of your proxy.

Who will bear the costs of the proxy solicitation?

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means.

When will the voting results be announced?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1—ELECTION OF CLASS III DIRECTORS

Our Board is divided into three classes, with one class of our directors standing for election each year. Directors in each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office for a three-year term until the election and qualification of their successors and subject to their earlier death, resignation or removal. In accordance with our certificate of incorporation and bylaws, our directors may fill existing vacancies on the Board by appointment. The members of the classes are divided as follows:

•	the Class I Directors are Robert Huffines, Adam Koppel, Sukumar Nagendran and Rajeev Shah and their term will expire at the annual meeting of stockholders to be held in 2022;

•	the Class II Directors are Matthew Arnold, Clare Kahn, Adam Stone and Lynne Sullivan and their term expires at the annual meeting of stockholders to be held in 2023; and

•	the Class III Directors are Martin Freed, Ilan Ganot, Georgia Keresty and Ian Smith and their term will expire at the Annual Meeting.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our Board. Our certificate of incorporation and bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.

Our Board, on the recommendation of our nominating and corporate governance committee, has nominated Martin Freed, Ilan Ganot, Georgia Keresty and Ian Smith for re-election as Class III Directors at the Annual Meeting. Each director that is elected at the Annual Meeting will be elected to serve for a three year term that will expire at our annual meeting of stockholders to be held in 2024.

If no contrary indication is made, proxies in the accompanying form will be voted “FOR” Martin Freed, Ilan Ganot, Georgia Keresty and Ian Smith or, in the event that any of these candidates is not a candidate or is unable to serve as a director at the time of election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.

We have no formal policy regarding board diversity, however, we give consideration to diversity when evaluating potential new directors. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and adherence to high ethical standards. Certain individual skills and qualifications of our directors, which we believe contribute to the effectiveness of the Board as a whole, are described in the paragraphs below.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Nominees for Election to the Board

Term Expiring at the

2024 Annual Meeting of Stockholders, if elected at the Annual Meeting (Class III)

Name	Age	Position(s) Held
Ilan Ganot	47	Co-Founder, President, Chief Executive Officer and Director
Martin Freed	60	Director
Georgia Keresty	59	Director
Ian F. Smith	55	Director

Ilan Ganot is one of our co-founders and has served as our Chief Executive Officer and as a member of our Board of Directors since our inception in 2013. Mr. Ganot has served as our President since June 2018. Previously, Mr. Ganot served as an investment banker at JPMorgan Chase & Co., a leading global financial services firm, from September 2011 to September 2013. From October 2008 to August 2011, Mr. Ganot served as a banker at Nomura Securities Co., Ltd., a securities and investment banking company, and from September 2003 to September 2008, at Lehman Brothers, a global financial services firm. Mr. Ganot received his M.B.A. from London Business School and holds law and business degrees from the Interdisciplinary Center in Herzliya, Israel. Mr. Ganot also practiced corporate law in Israel and was a Captain in the Israeli Defense Forces. He is qualified to serve on our Board of Directors because of his personal dedication to improving treatments available for DMD patients and his extensive leadership experience.

Martin Freed, M.D., F.A.C.P. has served as a member of our Board of Directors since June 2018. Dr. Freed has served as an independent consultant to several private pharmaceutical, biotechnology, and healthcare companies, specializing in clinical and general pharmaceutical development and clinical and regulatory strategy since February 2015. He co-founded and served as chief medical officer of Civitas Therapeutics, Inc., a biopharmaceutical company acquired by Acorda, from December 2010 to October 2014, and as senior vice president, clinical development of Acorda from October 2014 through January 2015. He has also served as chief medical officer at Adnexus Therapeutics, Inc. (acquired by Bristol-Myers Squibb) and Vitae Pharmaceuticals, Inc. Dr. Freed spent nearly 14 years at GlaxoSmithKline and its predecessor, SmithKline Beecham Pharmaceuticals or SmithKline Beecham, where he served numerous roles including vice president, clinical development and medical affairs in the metabolism therapeutic area. Dr. Freed currently serves on the board of directors of Dicerna Pharmaceuticals, Inc. and of Sojournix, Inc. Dr. Freed has been Board Certified in Internal Medicine, Nephrology and Clinical Pharmacology. He performed his internal medicine residency at Temple University Hospital and nephrology fellowship at Yale-New Haven Hospital. A Fellow of the American College of Physicians, Dr. Freed received a B.S. with distinction in biology from the University of Delaware and an M.D. from Pennsylvania State University’s College of Medicine. Dr. Freed is qualified to serve on our Board of Directors because of his extensive leadership experience, his public company board experience and his experience working in the healthcare sector.

Georgia Keresty, Ph.D. has served as a member of our Board of Directors since March 2021. Dr. Keresty has served as a senior advisor to Takeda, a global research and development driven biopharmaceutical company, since 2021. She served as the R&D chief operating officer of Takeda from 2017 to 2020. From 2003 to 2017 and from 1997 to 1999, she was an executive at Johnson & Johnson. From 1999 to 2003 and from 1983 to 1997, she held roles at Bristol-Myers Squibb Company and Novartis Pharmaceuticals Corporation, respectively. Dr. Keresty holds BSc degrees in Chemical Engineering and Computer Science from Clarkson University and Ramapo College of New Jersey, an M.S. degree in Information Systems from Pace University, an MBA in Operations Management from Rutgers University, a Ph.D. in Operations Management from Rutgers University, and an MPH in Global Health Leadership from the University of Southern California. Dr. Keresty is qualified to serve on our Board of Directors because of her extensive leadership experience and her experience working in the healthcare sector.

Ian F. Smith has served as a member of our Board of Directors since April 2020. Mr. Smith has served as a consultant to us since February 2020. Mr. Smith previously served as Executive Vice President and Chief Operating Officer of Vertex Pharmaceuticals, a public biotechnology company, from September 2017 to January 2019 and prior to that served as Chief Financial Officer from October 2001 to September 2017. Prior to joining Vertex in 2001, Mr. Smith served as a partner in the Life Science and Technology Practice of Ernst & Young LLP, an accounting firm. Mr. Smith currently serves as director and Executive Chair of the board of ViaCyte, Inc., a private biotechnology company and also serves on the board of AavantiBio, Inc., and is a Senior Advisor to Bain Capital Life Sciences. Previously, Mr. Smith served on the board of directors of Acorda Therapeutics, Inc., and Infinity Pharmaceuticals, both public biotechnology companies, as well as other private biotechnology companies. He received a B.A. with honors in accounting and finance from Manchester Metropolitan (UK). Mr. Smith is qualified to serve on our Board of Directors because of his more than 20 years of finance and broad operating experience for public companies in the biopharmaceutical industry.

Members of the Board Continuing in Office

Term Expiring at the 2022 Annual Meeting of Stockholders (Class I)

Name	Age	Position Held
Robert Huffines	56	Director
Adam Koppel	51	Director
Sukumar Nagendran	55	Director
Rajeev Shah	44	Director

Robert Huffines has served as a member of our Board of Directors since December 2013. Mr. Huffines joined J.P. Morgan, a leading global financial services firm, in 1991 and currently serves as the Global Chairman of Investment Banking, a position he has held since February 2017. Throughout his career at J.P. Morgan, Mr. Huffines has held various leadership positions, including serving as Co-Head of the Global Healthcare Investment Banking Group from 2002 to 2010 and Vice Chairman from 2011 to January 2017. Mr. Huffines received an M.B.A. from the University of Virginia and a B.A. from the University of North Carolina. Mr. Huffines is qualified to serve on our board of directors based on his over 25 years of experience advising healthcare companies and his leadership experience.

Adam Koppel, M.D., Ph.D. has served as a member of our Board of Directors since October 2017. Dr. Koppel rejoined Bain Capital, a global investment firm, in 2016 as a Managing Director of Bain Capital Life Sciences. He initially joined Bain Capital Public Equity in 2003 where he was a leader within the healthcare sector until mid-2014. During the period from mid-2014 to mid-2016, Dr. Koppel worked at Biogen Inc. (“Biogen”), a biotechnology company, where he served as EVP of Corporate Development and Chief Strategy Officer. Prior to joining Bain Capital in 2003, Dr. Koppel was an Associate Principal at McKinsey & Co., a management consulting firm, where he served a variety of healthcare companies. Dr. Koppel currently serves on the board of directors of Aptinyx Inc., Cerevel Therapeutics LLC, Dicerna Pharmaceuticals, Inc., Foghorn Therapeutics Inc., and ViaCyte, Inc. Previously, Dr. Koppel served on the board of directors of Trevena Inc. and PTC Therapeutics, Inc. Dr. Koppel received an M.D. and Ph.D. in Neuroscience from the University of Pennsylvania School of Medicine. He also received an M.B.A. from The Wharton School at the University of Pennsylvania, where he was a Palmer Scholar. He graduated magna cum laude from Harvard University with an A.B. and A.M. in History and Science. Dr. Koppel is qualified to serve on our Board of Directors because of his extensive leadership experience, his public company board experience and his experience working in the healthcare sector.

Sukumar Nagendran, M.D. has served as a member of our Board of Directors since September 2018. Since February 2020, Dr. Nagendran has served as Chief Medical Officer of an unnamed biopharmaceutical holding company. Prior to that, he was most recently the Chief Medical Officer & Senior Vice President of AveXis Inc., a clinical-stage gene therapy company (“AveXis”), from September 2015 to July 2018, prior to the company’s acquisition by Novartis. Prior to AveXis, Dr. Nagendran was Vice President of Medical Affairs of Quest Diagnostics, a provider of diagnostic information services, from March 2013 to September 2015. Prior to Quest Diagnostics, Dr. Nagendran held key leadership positions at Pfizer, Novartis, Daiichi Sankyo, and Reata Pharmaceuticals. Prior to moving to the biotech industry, Dr. Nagendran practiced internal medicine, with a focus on diabetes and cardiovascular disease. He is a Mayo Alumni Laureate and founding member of the Robert Wood Johnson Legacy Society. He is also the sponsor for the Fonseca-Nagendran Scholar award at the American Diabetes Association to enhance research in minority populations. Dr. Nagendran received his undergraduate degree in Biochemistry from Rutgers University and his M.D. from Rutgers Medical School and trained in Internal Medicine at Mayo Clinic, Rochester. Dr. Nagendran is qualified to serve on our Board of Directors because of his extensive leadership experience and his experience working in the healthcare sector.

Rajeev Shah has served as a member of our Board of Directors since March 2017. Mr. Shah has been a managing partner at RA Capital Management, L.P., a multi-stage investment manager dedicated to evidence-based investing in public and private healthcare and life science companies that are developing drugs, medical devices, and diagnostics, since 2004. Mr. Shah is also a member of the board of directors of Kala Pharmaceuticals, Inc., Satsuma Pharmaceuticals, Inc. and Black Diamond Therapeutics, Inc., each a public biopharmaceutical company. Mr. Shah was previously a member of the board of directors of Eidos Therapeutics, Inc., KalVista Pharmaceuticals, Inc. and Ra Pharmaceuticals, Inc., all public pharmaceutical companies. Mr. Shah received a B.A. in Chemistry from Cornell University. Mr. Shah is qualified to serve on our Board of Directors because of his extensive leadership experience, his public company board experience and his experience investing in life science companies.

Term Expiring at the 2023 Annual Meeting of Stockholders (Class II)

Name	Age	Position Held
Matthew Arnold	51	Director
Clare Kahn	69	Director
Adam Stone	42	Director
Lynne Sullivan	55	Director

Matthew Arnold is a founding member of Solid and has served as a member of our Board of Directors since our inception in 2013. A former energy executive, since 2009, Mr. Arnold has been actively working with startup businesses in the United Kingdom and Europe, primarily in the technology and clean tech sectors. He holds an M.S. from the University of Virginia and a B.A. from Duke University. Mr. Arnold is qualified to serve on our board of directors because of his extensive management and board experience with startup companies and his background in finance.

Clare Kahn, Ph.D. has served as a member of our board of directors since March 2021. Dr. Kahn has served as R&D Strategy Officer at X-VAX Technology Inc. (“X-VAX”), a biotechnology company developing vaccines against pathogens acquired by mucosal infection, since October 2019. She served as Chief Regulatory and Preclinical Development Officer at X-VAX from October 2018 to October 2019. Dr. Kahn has also been the president of Clare Kahn Pharma Consulting LLC, through which she provides consulting services on regulatory strategy since June 2016. Dr. Kahn was previously Vice President, Worldwide Regulatory Strategy, Global Innovative Pharma at Pfizer from January 2014 to June 2016 and Vice President, Worldwide Regulatory Strategy, Specialty Care Business at Pfizer from June 2010 to December 2013. Prior to Pfizer, she was Vice President of Regulatory Affairs at GlaxoSmithKline from 1999 to 2010. Dr. Kahn has a Ph.D. in Biochemical Pharmacology from The Royal Postgraduate Medical School, London and served as Assistant Professor of Pharmacology and of Pathology and Laboratory Medicine at The University of Pennsylvania from 1981-1985. Dr. Kahn is qualified to serve on our board of directors because of her extensive leadership experience and her experience working in the healthcare sector.

Adam Stone has served as a member of our Board of Directors since November 2015. Mr. Stone is currently the Chief Investment Officer of Perceptive Advisors, a life science focused hedge fund, where he has worked since May 2006. Mr. Stone received a B.A. from Princeton University. Mr. Stone is qualified to serve on our board of directors because of his extensive experience developing early-stage biotech and health care companies.

Lynne Sullivan has served as a member of our Board of Directors since November 2015. Ms. Sullivan has served as the Chief Financial Officer for UNITY Biotechnology, Inc., a biotechnology company, since August 2020. Prior to that, Ms. Sullivan served as the Chief Financial Officer for Compass Therapeutics, LLC, a biotechnology company (“Compass”), from December 2018 to August 2019. Prior to Compass, Ms. Sullivan served as Biogen’s Senior Vice President of Finance from 2016 to December 2018, where she also served as Vice President of Tax and Corporate Finance from February 2015 to March 2016 and Vice President of Tax from April 2008 to February 2015. Ms. Sullivan is currently a member of the board of directors of BiomX Inc., and Inozyme, Inc., all of which are public biopharmaceutical companies. Ms. Sullivan also serves on the board of Inheris Biopharma, Inc., a private biopharmaceutical company. She received an M.S. in Taxation from Bentley University and a B.S.B.A. from Suffolk University. Ms. Sullivan was a Certified Public Account for over 20 years. Ms. Sullivan is qualified to serve on our board of directors because of her extensive experience in public accounting and financial expertise and her experience working in the healthcare sector.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our officers, directors and employees, and corporate governance guidelines and charters for our audit committee, our compensation committee, our clinical committee and our nominating and governance committee. We have posted copies of our code of business conduct and ethics and corporate governance guidelines, as well as each of our committee charters, on the “Governance” section of the “Investors” page of our website, www.solidbio.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or Nasdaq listing standards. We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Solid Biosciences Inc., 141 Portland Street, 5th Floor, Cambridge, MA 02139, Attention: Investor Relations.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. These guidelines, which provide a framework for the conduct of our Board’s business, provide that:

•	our Board’s principal responsibility is to oversee the management of the Company;

•	except as may be otherwise permitted by Nasdaq listing standards, a majority of the members of our Board shall be independent directors;

•	the independent directors meet at least twice annually in executive session;

•	directors have complete and open access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and directors may be expected to participate in continuing director education; and

•	our Board will conduct a self-evaluation annually to determine whether it is functioning effectively.

Director Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our Board of Directors has determined that all members of the Board of Directors, except Ilan Ganot and Ian Smith, are independent directors, as defined under applicable Nasdaq rules. Mr. Ganot is not an independent director under these rules because he is our president and chief executive officer. Mr. Smith is not an independent director under these rules because of his consulting relationship with our Company. In making such determination with respect to our non-employee directors, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our common stock by each non-employee director.

Our Board of Directors has determined that the composition of our committees currently complies with all applicable independence requirements of Nasdaq and the rules and regulations of the SEC.

Board Leadership Structure

It is the current policy of the Company that the positions of chief executive officer and chairman of the Board are held by different persons. Accordingly, our Board of Directors has appointed Mr. Smith as the chairman of the Board of Directors. Mr. Smith’s duties as chairman of the Board include the following:

•	meeting with any director who is not adequately performing his or her duties as a member of our Board of Directors or any committee;

•	facilitating communications between other members of our Board of Directors and the chief executive officer;

•	together with the lead independent director, preparing or approving the agenda for each board meeting; and

•	determining the frequency and length of board meetings and recommending when special meetings of our Board of Directors should be held.

Our Board of Directors believes that having a leadership structure with separate roles of chairman and chief executive officer offers the following benefits:

•	supporting the oversight of the Company and enhancing our Board’s objective evaluation of our chief executive officer;

•	freeing the chief executive officer to focus on company operations instead of Board administration;

•	providing the chief executive officer with an experienced sounding board; and

•	providing greater opportunities for communication between stockholders and our Board of Directors.

Although the roles of chairman and chief executive officer are currently separate, our Board of Directors believes it is appropriate for our chief executive officer to serve as a member of our Board of Directors.

Because our chairman is not an independent director, our Board has designated Mr. Stone as our lead independent director. Mr. Stone’s duties as lead independent director include the following:

•	with the chairman, establishing the agenda for regular board meetings and serving as chairman of the board in the absence of the chairman;

•	establishing the agenda for and presiding over meetings of the independent directors;

•	coordinating with the committee chairs regarding meeting agendas and informational requirements;

•	presiding over any portions of meetings of the Board at which the independence if the directors or performance of the non-independent chairman or independent directors is presented or discussed; and

•	serving as a liaison between the chief executive officers and non-independent chairman, on the one hand, and the independent directors, on the other.

The Board’s Role in Risk Oversight

Our Board of Directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board of Directors and its committees is to oversee the risk management activities of management. Our Board of Directors fulfills this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices.

In general, our Board of Directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices and management succession planning; and our nominating and corporate governance committee oversees risk management activities relating to the composition of our Board of Directors and corporate governance. Each committee reports to the full Board of Directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full Board of Directors discuss particular risks.

Board Meetings

Our Board met fourteen times during fiscal year 2020, including telephonic meetings. During the year, each of our directors attended 75% or more of the combined total number of meetings of the Board and the committees on which he or she served.

Committees of the Board

We have four standing committees: the audit committee, the compensation committee, the nominating and corporate governance committee and the clinical committee. Each of these committees has a written charter approved by our Board. A copy of each charter can be found on the “Governance” section of the “Investors” page of our website at www.solidbio.com.

Audit Committee

The members of our audit committee are Ms. Sullivan, Mr. Arnold, Dr. Keresty and Dr. Koppel, with Ms. Sullivan serving as chair of the audit committee. Our Board of Directors has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act, and the applicable listing standards of Nasdaq. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board has examined each audit committee member’s employment and other experience. Our Board of Directors has determined that Ms. Sullivan qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, our Board has considered Ms. Sullivan’s formal education and previous and current experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee. Our audit committee met eight times during fiscal year 2020.

Our audit committee’s responsibilities include, among other things:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our risk assessment and risk management policies;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions;

•	reviewing on a periodic basis our investment policy; and

•	preparing the audit committee report required by SEC rules.

We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.

Compensation Committee

The members of our compensation committee are Dr. Koppel, Mr. Shah and Mr. Stone, with Dr. Koppel serving as chair of the compensation committee. Our Board of Directors has determined that each of these individuals is independent as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee. Our compensation committee met six times during fiscal year 2020.

Our compensation committee’s responsibilities include, among other things:

•	reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our Board of Directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and

•	preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.

The compensation committee may delegate to one or more executive officers the power to grant options or other stock awards pursuant to our equity incentive plans to employees who are not directors or executive officers, subject to certain limitations. The compensation committee may also form and delegate its responsibilities to one or more subcommittees of the Board.

Our executive compensation program is administered by our compensation committee, subject to the oversight and approval of our full Board. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves or, as appropriate, makes recommendations to our Board for approval of our executive compensation program. Our chief executive officer recommends annual executive salary increases, annual equity awards and bonuses, if any, for the other executive officers, which are then reviewed and approved or adjusted by the compensation committee.

In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. In 2020, our compensation committee retained Radford, an AON Hewitt company, as its independent compensation consultant to provide comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. The compensation committee also retained Radford for recommendations and review of non-employee director compensation in 2020. Although our compensation committee considers the advice and recommendations of Radford as to our executive compensation program, our compensation committee ultimately makes their own decisions about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.

Our director compensation program is administered by our Board with the assistance of the compensation committee.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Dr. Freed, Mr. Stone and Ms. Sullivan, with Mr. Stone serving as chair of the nominating and corporate governance committee. Our Board of Directors has determined that each of these individuals is independent as defined under the applicable listing standards of Nasdaq and SEC rules and regulations. Our nominating and corporate governance committee met five times during fiscal year 2020.

Our nominating and corporate governance committee’s responsibilities include, among other things:

•	determining the minimum qualifications for service on our Board of Directors;

•	evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;

•	identifying, evaluating, nominating and recommending candidates for membership on our Board of Directors;

•	evaluating nominations by stockholders of candidates for election to our Board of Directors;

•	considering and assessing the independence of members of our Board of Directors;

•	developing a set of corporate governance policies and principles and recommending to our Board of Directors any changes to such policies and principles;

•	overseeing, at least annually, the self-evaluation process of the Board of Directors and its committees;

•	overseeing our code of business conduct and ethics and approving any waivers thereof;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and evaluating on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.

Clinical Committee

The members of our clinical committee are Dr. Freed, Dr. Kahn, Dr. Koppel and Dr. Nagendran, with Dr. Freed serving as the chair of the clinical committee. Our clinical committee met nine times during fiscal year 2020.

Our clinical committee’s responsibilities include, among other things:

•

providing strategic and/or operational clinical development and regulatory advice and making recommendations to management of the Company, as applicable, regarding current and planned research and development programs;

•	providing strategic and/or operation clinical and regulatory advice and guidance to management of the Company, as applicable, regarding advancement of clinical studies or programs; and

•	advising the Board, as requested, regarding potential clinical and/or regulatory issues related to potential licensing and acquisition opportunities.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to our directors, executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is available on the Investor Relations portion of our website, www.solidbio.com. The nominating and corporate governance committee of our Board of Directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers of, any provision of the Code of Conduct.

Anti-Hedging Policy

Our Insider Trading Policies, among other things, expressly prohibit all of our employees, including our named executive officers, as well as our directors, and certain of their family members and related entities, from, among other things, directly or indirectly selling any equity securities of the Company not then held by such person.

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board, and recommending the persons to be nominated for election as directors.

Director Qualifications

In evaluating director nominees, the nominating and corporate governance committee and our Board will consider, among other things, the following factors:

•	relevant expertise upon which to be able to offer and advice and guidance to management;

•	having sufficient time to devote to the affairs of the Company;

•	demonstrated excellence in his or her field;

•	dedication to the Company’s mission;

•	having the ability to exercise sound business judgment;

•	having the commitment to represent the interests of the Company’s stockholders; and

•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience.

The nominating and corporate governance committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the Board, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the Board. The committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of the Company and its stockholders. The committee believes it is appropriate for our chief executive officer to serve as a member of our Board. Our directors’ performance and qualification criteria are reviewed periodically by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for Board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise.

If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election, the nominating and corporate governance committee will identify a new nominee that meets the criteria above. The committee generally inquires of our Board and members of management for their recommendations. The committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of suggested candidates. Final candidates, if other than our current directors, would be interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our Board.

We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Under our bylaws, stockholders wishing to nominate a candidate for director should write to our secretary. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2022 annual meeting of stockholders, the recommendation should be received by our secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals”. Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Director Attendance at Annual Meetings

Although the Company does not have a formal policy regarding attendance by members of our Board at our Annual Meeting, we encourage all of our directors to attend. Seven members of our Board serving at the time attended, by teleconference, our 2020 annual meeting of stockholders.

Communications with Our Board

Stockholders seeking to communicate with our Board should submit their written comments to Solid Biosciences Inc., 141 Portland Street, 5th Floor, Cambridge, MA 02139, Attention: Secretary. Our secretary will forward such communications to each member of our Board; provided that, if in the opinion of our secretary, it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Non-Employee Director Compensation

During 2020, we did not provide any compensation to Mr. Ganot, our President and Chief Executive Officer, for his service as a member of our Board. Mr. Ganot’s compensation as an executive officer is set forth below under “Executive Compensation-2020 Summary Compensation Table.”

Non-employee director compensation is set by our Board of Directors at the recommendation of our compensation committee. In 2020, the compensation committee retained Radford, an AON Hewitt company, to assist in assessing our non-employee director compensation program and provide recommendations with respect to the compensation program.

Under our current director compensation program, we pay our non-employee directors a cash retainer for their service on the Board of Directors and for their service on each committee of which the director is a member. The chairs of each committee receive higher retainers for such service. These fees are payable in arrears in equal semi-annual installments not later than the 15th business day following the end of the second and fourth calendar quarters, provided that the amount of such payment will be prorated for any portion of such semi-annual period that the director is not serving on the Board, on such committee or in such position. The fees paid to non-employee directors for their service on the Board of Directors and for their service on each committee of the Board of Directors of which the director is a member are as follows:

Committee	Member Annual Fee	Chairperson Incremental Annual Fee
Board of Directors	$35,000	$35,000
Audit Committee	7,500	7,500
Clinical Committee	7,500	7,500
Compensation Committee	5,000	5,000
Nominating and Governance Committee	4,000	4,000

At the recommendation of Radford, our Board of Directors approved an increase to the annual cash retainer payable to our non-employee directors for their service on the Board of Directors from $35,000 to $40,000, effective as of June 16, 2021. We also reimburse our non-employee directors for reasonable out-of-pocket business expenses incurred in connection with the performance of their duties as directors, including travel expenses in connection with their attendance in person at our Board of Director and committee meetings.

In addition, under our current director compensation program, each new non-employee director elected to our Board of Directors receives an option (the “Initial Option”) to purchase 40,000 shares of our common stock under our 2020 Equity Incentive Plan (the “2020 Plan”). Each of these options vest in equal annual installments over a three-year period measured from the date of grant, subject to the director’s continued service as a director. Further, on the date of our annual meeting of stockholders, each non-employee director that has served on our Board of Directors for at least six months prior to such annual meeting receives an option (the “Annual Option”) to purchase 30,000 shares of our common stock under our 2020 Plan. Each of these options vest in full on the earlier to occur of the one-year anniversary of the grant date and immediately prior to our first annual meeting of stockholders occurring after the grant date, subject to the director’s continued service as a director. All options granted to our non-employee directors under our director compensation program will be issued at exercise prices equal to the fair market value of our common stock on the date of grant and will become exercisable in full in the event of a change in control.

This program is intended to provide compensation for our non-employee directors in a manner that enables us to attract and retain outstanding director candidates and reflects the substantial time commitment necessary to oversee our affairs. We also seek to align the interests of our directors and our stockholders, and we have chosen to do so by compensating our non-employee directors with a mix of cash and equity-based compensation.

The table below shows the compensation paid to our non-employee directors during 2020.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)		All Other Compensation ($)		Total ($)
Andrey Zarur, Ph.D.	31,836	35,586	(3)	58,333	(7)	125,755
Ian Smith	44,110	460,528	(6)	—		504,638
Matthew Arnold	42,500	34,290	(4)	—		76,790
Martin Freed, M.D., F.A.C.P.	54,000	45,720	(5)	—		99,720
Robert Huffines	35,000	34,290	(4)	—		69,290
Adam Koppel, M.D., Ph.D.	60,000	45,720	(5)	—		105,720
Sukumar Nagendran, M.D.	42,500	45,720	(5)	—		88,220
Rajeev Shah	40,000	34,290	(4)	—		74,290
Adam Stone	48,000	34,290	(4)	—		82,290
Lynne Sullivan	54,000	34,290	(4)	—		88,290

(1)

The amount in this column represents the aggregate grant date fair value of the award as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award reported in this column are set forth in Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)

As of December 31, 2020, our non-employee directors held options to purchase shares of our common stock as follows: Mr. Smith: 300,000 shares; Mr. Arnold: 50,000 shares; Dr. Freed: 70,000 shares; Mr. Huffines: 50,000 shares; Dr. Koppel: 60,000 shares; Dr. Nagendran: 70,000 shares; Mr. Shah: 50,000 shares; Mr. Stone: 50,000 shares; and Ms. Sullivan: 50,000 shares.

(3)	Consists of an option to purchase 10,000 shares of our common stock granted on January 2, 2020. Dr. Zarur resigned as a member of our board of directors in June 2020.
(4)	Consists of an option to purchase 30,000 shares of our common stock granted on June 16, 2020.

(5)

Consists of an option to purchase 40,000 shares of our common stock granted on June 16, 2020. In consideration for their service on the Clinical Committee of the Board, Dr. Freed, Dr. Koppel and Dr. Nagendran were each granted an additional option to purchase 10,000 shares of our common stock on June 16, 2020.

(6)

Consists of: (i) an option to purchase 40,000 shares of our common stock granted on April 15, 2020 and (ii) in respect of his services as a consultant to us for the year ended December 31, 2020, (a) an option to purchase 60,000 shares of our common stock granted on February 10, 2020 which was modified and deemed fully vested as of June 16, 2020 and (b) an option to purchase 200,000 shares of our common stock granted on June 16, 2020. The compensation arrangements we have with Mr. Smith for his services to us as a consultant are described below in Item 13, “Certain Relationships and Related Transactions, and Director Independence—Other arrangements

(7)	Consists of payments made to Dr. Zarur in consideration for his consulting services provided to the company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF SOLID BIOSCIENCES INC.

The audit committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of our financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of our independent registered public accounting firm, (3) the performance of our internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the Board.

Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2020. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and SEC. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SOLID BIOSCIENCES INC.

Lynne Sullivan, Chairperson

Matthew Arnold

Georgia Keresty, Ph.D.

Adam Koppel, M.D., Ph.D.

EXECUTIVE OFFICERS

Set forth below are the names, ages and positions of our current executive officers and directors as of April 20, 2021.

Name	Age	Position(s) held
Ilan Ganot	47	Co-founder, President, Chief Executive Officer and Director
Erin Powers Brennan	50	Chief Legal Officer and Secretary
Stephen DiPalma	62	Interim Chief Financial Officer and Treasurer
Carl Morris, Ph.D.	51	Chief Scientific Officer
Joel Schneider, Ph.D.	36	Chief Operating Officer

Executive Officers

Ilan Ganot is one of our founders and has served as our Chief Executive Officer and as a member of our board of directors since our inception in 2013. Mr. Ganot has served as our President since June 2018. Previously, Mr. Ganot served as an investment banker at JPMorgan Chase & Co., a leading global financial services firm, from September 2011 to September 2013. From October 2008 to August 2011, Mr. Ganot served as a banker at Nomura Securities Co., Ltd., a securities and investment banking company, and from September 2003 to September 2008, at Lehman Brothers, a global financial services firm. Mr. Ganot received his M.B.A. from London Business School and holds law and business degrees from the Interdisciplinary Center in Herzliya, Israel. Mr. Ganot also practiced corporate law in Israel and was a Captain in the Israeli Defense Forces. He is qualified to serve on our board of directors because of his personal dedication to improving treatments available for Duchenne patients and his extensive leadership experience.

Erin Powers Brennan has served as our Chief Legal Officer and Secretary since March 2021. Prior to joining Solid, she served as Senior Vice President, General Counsel and Secretary at Covetrus, a publicly traded, global animal health pharmacy, technology, and services company from 2019 to 2020 and previously the General Counsel, Vets First Choice from 2018 to 2019, before it merged with Covetrus. Previously, she was a partner at Morgan, Lewis & Bockius, where she worked from 2013 to 2018. Ms. Brennan holds a J.D. from Boston College Law School, an M.A. in Law and Diplomacy from The Tufts University Fletcher School, and a B.A. in Government and Latin American Studies from Scripps College.

Stephen DiPalma has served as our Interim Chief Financial Officer and Treasurer since January 2021. He is currently a Partner and Managing Director of Danforth Advisors, LLC, a financial consultancy firm that specializes in working with life sciences companies. Prior to and during his tenure at Danforth, Mr. DiPalma has served as Chief Financial Officer to a number of public companies, in addition to many private companies in various stages of development. Immediately prior to joining Danforth in 2014, he served as Chief Financial Officer at Forum Pharmaceuticals from 2009 to 2014. He holds a Bachelor of Science from the University of Massachusetts and a masters in business administration from Babson College.

Carl Morris, Ph.D. has served as our Chief Scientific Officer since June 2017, and previously served as our Senior Vice President of Research and Development from September 2015 to June 2017. Prior to joining us, Dr. Morris held various leadership positions within Pfizer Inc.’s (“Pfizer”) Rare Disease Research Unit from January 2010 to August 2015, including serving as a Senior Director, Director and Senior Principal Scientist. Prior to Pfizer, Dr. Morris held various positions within the Tissue Repair unit at Wyeth Pharmaceuticals, Inc., a pharmaceutical company acquired by Pfizer. Dr. Morris was an Assistant Professor at Boston University School of Medicine and a founding faculty member of the Muscle and Aging Research Unit. He is also co-founder and a member of the board of directors of Breed Nutrition Inc. Dr. Morris holds a B.A. in Biology from Franklin Pierce College and a Ph.D. in Physiology from UCLA.

Joel Schneider, Ph.D. has served as our Chief Operating Officer since March 2021. Prior to this role, Dr. Schneider served as the Chief Technology Officer and Head of Exploratory Research and Development from 2017 to 2021. Dr. Schneider also served as an Analyst from March 2014 to March 2015, a Director from March 2015 to January 2017 and our Vice President of Research and Development from January 2017 to June 2017. Prior to joining us, Dr. Schneider completed a postdoctoral fellowship at Harvard University in the Department of Stem Cell and Regenerative Biology from January 2013 to 2014. He holds a Ph.D. in Cell Biology and Molecular Medicine from Rutgers University and a B.A. in Biology from Brandeis University.

EXECUTIVE COMPENSATION

The following information describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers (the “Named Executive Officers”). The Named Executive Officers for the year ended December 31, 2020 are:

•	Ilan Ganot, our President and Chief Executive Officer;

•	Carl Morris. Ph.D., our Chief Scientific Officer; and

•	Jennifer Ziolkowski, our former Chief Financial Officer.

2020 Summary Compensation Table

The following table contains information about the compensation paid to or earned by each of our Named Executive Officers during the most recently completed fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Restricted Stock Units ($)(2)	Total ($)
Ilan Ganot, President and Chief	2020	535,000	294,250	405,382	246,370	1,481,002
Executive Officer	2019	520,000	193,050	2,622,879		3,335,929
Carl Morris, Ph.D., Chief Scientific Officer	2020	391,000	156,400	134,176	542,560	1,224,136
Jennifer Ziolkowski, Chief Financial Officer(3)	2020	391,000	156,400	134,176	542,560	1,224,136

(1)	Represents annual bonuses paid to the Named Executive Officers after the completion of the calendar year at the discretion of the Board of Directors.
(2)

The amount in this column represents the aggregate grant date fair value of the award as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award reported in this column are set forth in Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020.

(3)	Ms. Ziolkowski’s employment terminated on January 31, 2021.

Narrative to Summary Compensation Table

Base Salary. In 2020, we paid our Named Executive Officers base salaries as follows: Mr. Ganot: $535,000; Dr. Morris: $391,000; and Ms. Ziolkowski: $391,000. For 2021, our Board increased the base salary amount for Mr. Ganot to $551,100 and for Dr. Morris to $410,000.

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our Named Executive Officers. None of our Named Executive Officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Annual Bonus. Our Board may, in its discretion, award bonuses to our Named Executive Officers from time to time. Our employment agreements with our Named Executive Officers provide (or provided, in the case of Ms. Ziolkowski) that they will be eligible for annual performance-based bonuses up to a specified percentage of their salary, subject to approval by our Board. Performance-based bonuses, which are calculated as a percentage of base salary, are designed to motivate our employees to achieve annual goals based on our strategic, financial and operating performance objectives. From time to time, our board of directors has approved discretionary annual cash bonuses to our Named Executive Officers with respect to their prior year performance. With respect to 2020, our Board awarded discretionary bonuses of $294,250, $156,400 and $156,400 to Mr. Ganot, Dr. Morris and Ms. Ziolkowski, respectively.

Equity Incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incents our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our Named Executive Officers and from time to time may grant equity incentive awards to them in the form of stock options.

In January 2020, we granted options to purchase 142,000 shares of our common stock to Mr. Ganot and 47,000 shares of our common stock to each of Dr. Morris and Ms. Ziolkowski. These options vest in equal annual installments over a term of four years from the date of grant.

In January 2020, we also granted restricted stock units with respect to 71,000 shares of our common stock to Mr. Ganot and 23,000 shares of restricted stock to each of Dr. Morris and Ms. Ziolkowski. These restricted stock units vested in equal semi-annual installments over a term of one year from the date of grant. In March 2020 we granted 75,000 shares of restricted stock units to each of Dr. Morris and Ms. Ziolkowski. These restricted stock units vest in equal annual installments over a term of two years from the date of grant. In June 2020 we granted an additional 75,000 shares of restricted stock units to each of Dr. Morris and Ms. Ziolkowski. These restricted stock units vested in equal semi-annual installments over a term of one year from the date of grant.

In January 2021, we granted options to purchase 438,000 shares of our common stock to Mr. Ganot and 175,000 shares of our common stock to Dr. Morris. These options vest in equal annual installments over a term of four years from the date of grant.

Our employees and executives are eligible to receive stock options and other stock-based awards pursuant to the 2020 Plan.

We use stock options to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at various times, often but not necessarily annually. In 2020, we also used restricted stock units to compensation our executive officers. None of our executive officers is currently party to an employment agreement that provides for automatic award of stock options or restricted stock units. We have granted stock options to our executive officers with time-based vesting. The options that we have granted to our executive officers typically become exercisable as to 25% of the shares underlying the option on the first anniversary of the grant date and as to an additional 25% of the original number of shares underlying the option annually thereafter. Vesting rights cease upon termination of employment and exercise rights cease shortly after termination, except that vesting is fully accelerated upon certain terminations in connection with a change of control and exercisability is extended in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents.

The exercise price of all stock options granted in 2020 and 2021 is equal to the fair market value of shares of our common stock on the date of grant, which is determined by reference to the closing market price of our common stock on the date of grant.

Employment Agreements

We have entered into employment agreements with each of our Named Executive Officers. The employment agreements set forth the terms of the Named Executive Officers’ compensation, including their base salary, and annual performance bonus opportunity. In addition, the employment agreements provide that, subject to eligibility requirements under the plan documents governing such programs and our policies, the Named Executive Officers are (or were, in the case of Ms. Ziolkowski) entitled, on the same basis as our other employees, to participate in and receive benefits under, any medical, vision and dental insurance policy maintained by us and we will pay, consistent with our then-current employee benefit policy, a portion of the cost of the premiums for any such insurance policy in which the Named Executive Officer elects to participate. Each Named Executive Officer will also be eligible (or was eligible, in the case of Ms. Ziolkowski) to receive paid vacation time, sick time, and Company holidays consistent with our policies as then in effect from time to time and equity awards at such times and on such terms and conditions as the board of directors may determine. Each Named Executive Officer’s employment is (or was, in the case of Ms. Ziolkowski) at will.

Employment Agreement with Ilan Ganot

On January 25, 2019, we entered into an employment agreement with Mr. Ganot, our President and Chief Executive Officer, which employment agreement amended and restated the terms of his existing agreement (with the exception of the restrictive covenant provisions contained therein).

Pursuant to his employment agreement, Mr. Ganot is being paid an annual base salary of $551,000 for 2021, which base salary will be reviewed by the board of directors from time to time and is subject to change in the discretion of the board of directors. Mr. Ganot is also eligible to earn an annual performance bonus, with a target bonus amount equal to up to 55% of his base salary, based upon the board’s assessment of his performance and the Company’s attainment of targeted goals as set by the board in its sole discretion. The bonus may be in the form of cash, equity award(s), or a combination of cash and equity.

Mr. Ganot is bound by proprietary rights, non-disclosure, developments, non-competition and non-solicitation obligations pursuant to the employment agreement. Under these restrictive covenants, he has agreed not to compete with us during his employment and for a period of one year after the termination of his employment (provided that he is not restricted from promoting treatments for, or endeavoring to cure, Duchenne), not to solicit our employees, consultants, or actual or prospective customers or business relations during his employment and for a period of one year after the termination of his employment, and to protect our confidential and proprietary information indefinitely.

Mr. Ganot’s employment agreement and his employment may be terminated: (1) upon his death or at our election due to his “disability”; (2) at our election, with or without “cause”; and (3) at his election, with or without “good reason” (as such terms are defined in his employment agreement).

In the event of the termination of Mr. Ganot’s employment by us without cause, or by Mr. Ganot for good reason, prior to or more than twelve months following a “change in control” (as defined in his employment agreement), Mr. Ganot is entitled to receive his base salary that has accrued and to which he is entitled as of the termination date, to the extent consistent with Company policy, accrued but unused paid time off through and including the termination date, unreimbursed business expenses for which expenses he has timely submitted appropriate documentation, and other amounts or benefits to which he is entitled in accordance with the terms of the benefit plans then-sponsored by us, which we refer to collectively as the Ganot Accrued Obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor, Mr. Ganot is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination.

In the event of the termination of Mr. Ganot’s employment by us without cause, or by Mr. Ganot for good reason, within twelve months following a change in control, he is entitled to receive the Ganot Accrued

Obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor, he is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 18 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 18 months following his date of termination, (3) a lump sum payment equal to 150% of his target bonus for the year in which his employment is terminated or, if higher, his target bonus immediately prior to the change in control and (4) full vesting acceleration of any then-unvested equity awards that vest based solely based on the passage of time held by Mr. Ganot, such that any such equity awards held by him become fully exercisable or non-forfeitable as of the termination date.

If Mr. Ganot’s employment is terminated for any other reason, including as a result of his death or disability, for cause, or voluntarily by him without good reason, our obligations under the employment agreement cease immediately, and he is only entitled to receive the Ganot Accrued Obligations.

Employment Agreement with Carl Morris

On January 25, 2019, we entered into an employment agreement with Dr. Morris, our Chief Scientific Officer, which employment agreement amended and restated the terms of his existing agreement (with the exception of the restrictive covenant provisions contained therein).

Pursuant to his employment agreement, Dr. Morris is being paid an annual base salary of $410,000 for 2021, which base salary will be reviewed by the board of directors from time to time and is subject to change in the discretion of the board of directors. Dr. Morris is also eligible to earn an annual performance bonus, with a target bonus amount equal to up to 40% of his base salary, based upon the board’s assessment of his performance and the Company’s attainment of targeted goals as set by the board in its sole discretion. The bonus may be in the form of cash, equity award(s), or a combination of cash and equity.

Dr. Morris is bound by proprietary rights, non-disclosure, developments, non-competition and non-solicitation obligations pursuant to the employment agreement. Under these restrictive covenants, he has agreed not to compete with us during his employment and for a period of one year after the termination of his employment, not to solicit our employees, consultants, or actual or prospective customers or business relations during his employment and for a period of one year after the termination of his employment, and to protect our confidential and proprietary information indefinitely.

Dr. Morris’s employment agreement and his employment may be terminated: (1) upon his death or at our election due to his “disability”; (2) at our election, with or without “cause”; and (3) at his election, with or without “good reason” (as such terms are defined in his employment agreement).

In the event of the termination of Dr. Morris’s employment by us without cause, or by Dr. Morris for good reason, prior to or more than twelve months following a “change in control” (as defined in his employment agreement), Dr. Morris is entitled to receive his base salary that has accrued and to which he is entitled as of the termination date, to the extent consistent with Company policy, accrued but unused paid time off through and including the termination date, unreimbursed business expenses for which expenses he has timely submitted appropriate documentation, and other amounts or benefits to which he is entitled in accordance with the terms of the benefit plans then-sponsored by us, which we refer to collectively as the Morris Accrued Obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor, Dr. Morris is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination.

In the event of the termination of Dr. Morris’s employment by us without cause, or by Dr. Morris for good reason, within twelve months following a change in control, he is entitled to receive the Morris Accrued Obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor, he is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination, (3) a lump sum payment equal to 100% of his target bonus for the year in which his employment is terminated or, if higher, his target bonus immediately prior to the change in control and (4) full vesting acceleration of any then-unvested equity awards that vest based solely based on the passage of time held by Dr. Morris, such that any such equity awards held by him become fully exercisable or non-forfeitable as of the termination date.

If Dr. Morris’s employment is terminated for any other reason, including as a result of his death or disability, for cause, or voluntarily by him without good reason, our obligations under the employment agreement cease immediately, and he is only entitled to receive the Morris Accrued Obligations.

Employment Agreement with Jennifer Ziolkowski

On January 25, 2019, we entered into an employment agreement with Ms. Ziolkowski, our Chief Financial Officer, which employment agreement amended and restated the terms of her existing agreement (with the exception of the restrictive covenant provisions contained therein). Ms. Ziolkowski’s employment terminated on January 31, 2021.

Prior to her termination of employment, with us Ms. Ziolkowski’s employment agreement entitled her to an annual base salary of $410,000 for 2021. Ms. Ziolkowski was also eligible to earn an annual performance bonus, with a target bonus amount equal to up to 40% of her base salary, based upon the board’s assessment of her performance and the Company’s attainment of targeted goals as set by the board in its sole discretion.

Ms. Ziolkowski is bound by proprietary rights, non-disclosure, developments, non-competition and non-solicitation obligations pursuant to the employment agreement, which provisions shall remain in full force and effect. Under these restrictive covenants, she has agreed not to compete with us during her employment and for a period of one year after the termination of her employment, not to solicit our employees, consultants, or actual or prospective customers or business relations during her employment and for a period of one year after the termination of her employment, and to protect our confidential and proprietary information indefinitely.

2020 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards held by our Named Executive Officers as of December 31, 2020.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($)(11)
Ilan Ganot	96,500	(1)	96,500	(1)	37.89	July 25, 2028
	38,750	(2)	116,250	(2)	22.93	January 23, 2029
	—	(4)	142,000	(4)	3.47	January 27, 2030
							35,500	(6)	269,090
Carl Morris	101,928	(3)	101,930	(3)	26.23	February 14, 2028
	15,000	(2)	45,000	(2)	22.93	January 23, 2029
	—	(4)	47,000	(4)	3.47	January 27, 2030
							5,298	(5)	40,159
							11,500	(6)	87,170
							75,000	(7)	568,500
							75,000	(8)	568,500
Jennifer Ziolkowski	33,426	(3)	33,426	(3)	26.23	February 14, 2028
	15,000	(2)	45,000	(2)	22.93	January 23, 2029
	—	(4)	47,000	(4)	3.47	January 27, 2030
							15,906	(9)	120,567
							15,960	(10)	120,977
							11,500	(6)	87,170
							75,000	(7)	568,500
							75,000	(8)	568,500

(1)	This option was granted on July 25, 2018 under the 2018 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including July 25, 2022.
(2)

This option was granted on January 23, 2019 under the 2018 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including January 23, 2023.

(3)

This option was granted on February 14, 2018 under the 2018 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including February 14, 2022.

(4)

This option was granted on January 27, 2020 under the 2018 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including January 27, 2024.

(5)

Consists of restricted stock awards granted under our Solid Biosciences, LLC Amended and Restated Equity Incentive Plan. The grant was made on March 30, 2017, vested as to 25% on the first anniversary of the vesting start date and is subject to equal semiannual vesting installments thereafter through and including March 30, 2021.

(6)

Consists of restricted stock unit awards granted under our Solid Biosciences, LLC Amended and Restated Equity Incentive Plan. The grant was made on January 27, 2020, vested as to 50% on the first anniversary of the vesting start date and 50% on the second anniversary of the vesting date. Ms. Ziolkowski’s employment terminated on January 31, 2021.

(7)

Consists of restricted stock unit awards granted under our Solid Biosciences, LLC Amended and Restated Equity Incentive Plan. The grant was made on March 11, 2020, vested as to 50% on the first anniversary of the vesting start date and 50% on the second anniversary of the vesting date. Ms. Ziolkowski’s employment terminated on January 31, 2021.

(8)

Consists of restricted stock unit awards granted under our Solid Biosciences, LLC Amended and Restated Equity Incentive Plan. The grant was made on June 16, 2020, vested as to 50% on March 11, 2021 and 50% on March 11, 2022. Ms. Ziolkowski’s employment terminated on January 31, 2021.

(9)

Consists of restricted stock unit awards granted under our Solid Biosciences, LLC Amended and Restated Equity Incentive Plan. The grant was made on May 31, 2017, vested as to 25% on the first anniversary of the vesting start date and is subject to equal semiannual vesting installments thereafter through and including May 31, 2021. Ms. Ziolkowski’s employment terminated on January 31, 2021.

(10)

Consists of restricted stock unit awards granted under our Solid Biosciences, LLC Amended and Restated Equity Incentive Plan. The grant was made on December 7, 2017, vested as to 25% on the first anniversary of the vesting start date and is subject to equal semiannual vesting installments thereafter through and including December 7, 2021. Ms. Ziolkowski’s employment terminated on January 31, 2021.

(11)	Based on the $7.58 closing sale price of our common stock on December 31, 2020 as reported by the Nasdaq Global Select Market.

On January 25, 2021, we granted a stock option to Mr. Ganot and Dr. Morris for the right to buy 438,000 and 175,000 shares of our common stock, respectively. The options have an exercise price of $6.80 per share, vest in four equal annual installments beginning on January 25, 2022 and expire on January 25, 2031.

401(k) Retirement Plan.

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $19,500 in 2020, and have the amount of the reduction contributed to the 401(k) plan. Participants over the age of 50 are entitled to an additional catch-up contribution up to the statutorily prescribed limit, equal to $6,500 in 2020.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about our equity compensation plans as of December 31, 2020.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	4,036,170	$14.58	2,227,659
Equity compensation plans not approved by security holders	—	—	—

Total	4,036,170	$14.58	2,227,659

(1)	Reflects shares issuable upon exercise of options and settlement of restricted stock unit awards.
(2)	The weighted-average exercise price does not include restricted stock unit awards, which have no exercise price.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 15, 2021 by (i) each person whom we know to beneficially own more than 5% of our outstanding common stock (each, a “5% stockholder”) (ii) each director, (iii) each Named Executive Officer and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address of each executive officer and director is c/o Solid Biosciences Inc., 141 Portland Street, Fifth Floor, Cambridge, MA 02139.

The number of shares of common stock “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of shares of our common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after April 15, 2021. The percentage of beneficial ownership in the table below is based on 110,297,304 shares of common stock deemed to be outstanding as of April 15, 2021.

Unless otherwise indicated below, and subject to community property laws where applicable, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Perceptive Life Sciences Master Fund LTD(1)	13,412,552	12.2%
Entities affiliated with RA Capital Management, L.P.(2)	12,367,873	11.2%
EcoR1 Capital, LLC(3)	11,177,702	10.1%
BCLS SB Investco, LP(4)	7,929,918	7.2%
Ultragenyx Pharmaceuticals Inc.(5)	7,825,797	7.1%
Boxer Capital, LLC(6)	6,427,903	5.7%
Suvretta Capital Management, LLC(7)	5,974,193	5.4%
Named Executive Officers and Directors:
Ilan Ganot(8)	1,704,341	1.5%
Carl Morris, Ph.D.(9)	470,245	*
Jennifer Ziolkowski	159,128	*
Ian Smith(10)	590,852	*
Matthew Arnold(11)	3,953,429	3.6%
Martin Freed, M.D., F.A.C.P.(12)	77,096	*
Robert Huffines(13)	20,000	*
Georgia Keresty, Ph.D.	—	*
Clare Kahn, Ph.D.	—	*
Adam Koppel, M.D., Ph.D.(14)	7,949,918	7.2%
Sukumar Nagendran, M.D.(15)	57,591	*
Rajeev Shah(16)	12,387,873	11.2%
Adam Stone(17)	20,000	*
Lynne Sullivan(18)	20,000	*
All current directors and executive officers as a group (17 persons)(19)	27,671,126	24.9%

*	Less than one percent.

(1)

Consists of shares held by Perceptive Life Sciences Master Fund LTD (the “Master Fund”). Perceptive Advisors LLC is the investment manager to Master Fund and may be deemed to beneficially own the securities directly held by the Master Fund. Joseph Edelman is the managing member of Perceptive Advisors LLC. Perceptive Advisors LLC and Mr. Edelman may be deemed to beneficially own the shares held by the Master Fund. The address of Perceptive is 51 Astor Place, 10th Floor, New York, NY 10003. Perceptive reports that it holds shared voting power and shared dispositive power with respect to all shares held by it. Based on information set forth in a Schedule 13D/A filed with the SEC on March 23, 2021.

(2)

Consists of (a) 10,916,517 shares held by RA Capital Healthcare Fund, L.P. (“RA Capital Fund”) and (b) 451,356 shares held by Blackwell Partners LLC—Series A (“Blackwell”). RA Capital Management, L.P. (“RA Capital”) is the investment manager for RA Capital fund and Blackwell. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Shah are the managing members. Investment decisions with respect to the shares held by RA Capital Fund and Blackwell are made by a portfolio management team at RA Capital of which Rajeev Shah, a member of our board of directors, is a member. RA Capital Management, L.P., RA Capital Management GP, LLC, Dr. Kolchinsky and Mr. Shah may be deemed indirect beneficial owners of the shares held by RA Capital Healthcare Fund, L.P. and Blackwell Partners LLC – Series A. RA Capital Management, L.P., RA Capital Management GP, LLC, Dr. Kolchinsky and Mr. Shah expressly disclaim beneficial ownership over all shares held by RA Capital Healthcare Fund, L.P. and Blackwell Partners LLC – Series A, and disclaim any beneficial ownership in the shares held by Blackwell Partners LLC – Series A. The address for each of RA Capital Fund, Blackwell, and RA Capital is c/o 200 Berkeley Street, 18th Floor, Boston, MA 02116. Entities affiliated with RA Capital report that they hold shared voting power and shared dispositive power with respect to all shares held by them. Based on information set forth in a Schedule 13D/A filed with the SEC on March 23, 2021.

(3)

Consists of (a) 4,438,770 shares held by EcoR1 Capital, LLC (“EcoR1”) and (b) 6,738,932 shares held by EcoR1 Capital Fund Qualified, L.P. (“Qualified Fund”), where EcoR1 and Oleg Nodelman hold shared voting power and shared dispositive power. The address of EcoR1, the Qualified Fund and Oleg Nodelman is 357 Tehama Street #3, San Francisco, CA 94103. Based on information set forth in a Schedule 13G/A filed with the SEC on February 16, 2021 and shares of common stock purchased in our March 2021 offering.

(4)

Consists of shares held by BCLS SB Investco, LP (“BCLS”). The governance, investment strategy and decision-making process with respect to investments held by BCLS is directed by Bain Capital Life Sciences Investors, LLC, whose managers are Jeffrey Schwartz and Adam Koppel, a member of our board of directors. As a result, each of Bain Capital Life Sciences Investors, LLC, Mr. Schwartz and Dr. Koppel may be deemed to share voting and dispositive power over the shares held by BCLS. The address of BCLS is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, Massachusetts 02116. Based on information set forth in a Schedule 13D/A filed with the SEC on March 25, 2021.

(5)	Consists of shares held by Ultragenyx Pharmaceuticals, Inc. with principal executive offices located at 60 Leveroni Court, Novato, California 94949.
(6)

Consists of (a) 4,234,574 shares held by Boxer Capital, LLC (“Boxer Capital”) for which Boxer Capital, Boxer Asset Management Inc. (“Boxer Management”) and Joe Lewis hold shared voting power and shared dispositive power, (b) 2,158,329 shares of common stock which may be acquired upon the exercise of warrants held by Boxer Capital within 60 days of April 15, 2021 for which Boxer Capital, Boxer Management and Joe Lewis hold shared voting power and shared dispositive power, (c) 35,000 shares held by MVA Investors, LLC (“MVA Investors”) for which MVA Investors and Aaron Davis hold shared voting power and shared dispositive power. Boxer Management is the managing member and majority owner of Boxer Capital. Joe Lewis is the sole indirect beneficial owner of and controls Boxer Management. MVA Investors is the independent, personal investment vehicle of certain employees of Boxer Capital. Aaron Davis is a member of and has voting and dispositive power over securities held by MVA Investors. The address of Boxer Capital, MVA Investors, LLC and Aaron Davis is 11682 El Camino Real, Suite 320, San Diego, CA 92130. The address of Boxer Management and Joe Lewis is Cay House, EP Taylor Drive N7776, Lyford Cay, New Providence, Bahamas. Based on information set forth in a Schedule 13G/A filed with the SEC on February 16, 2021.

(7)

Consists of shares held by Averill Master fund, Ltd. (“Averill Fund”) for which the Averill Fund, Survetta Capital Management, LLC (“Survetta Capital”) and Aaron Cowen hold shared voting power and shared dispositive power. The address of Averill Fund is P.O. Box 309, Ugland House, Grand Cayment KY1-1104, Cayment Islands. The address of Survetta Capital and Aaron Cowen is 540 Madison Avenue, 7th Floor, New York, New York 10022. Based on information set forth in a Schedule 13G filed with the SEC on March 29, 2021.

(8)

Consists of (a) 1,139,190 shares held by Mr. Ganot as an individual, (b) 60,631 shares held by Mr. Ganot and Ms. Ganot as joint tenants with right of survivorship, (c) 290,914 shares held by Mr. Adam Ganot and Ms. Ganot, as trustees for the Ilan Ganot 2017 Irrevocable Trust, (d) 209,500 shares of common stock underlying options held by Mr. Ganot that are exercisable as of April 15, 2021 or will become exercisable within 60 days after such date, (e) 3,026 shares held by Mr. Ganot’s wife and (f) 1,080 shares of common stock underlying options held by Mr. Ganot’s wife that are exercisable as of April 15, 2021 or will become exercisable within 60 days after such date.

(9)

Consists of (a) 275,602 shares of common stock owned by Dr. Morris and (b) 194,643 shares of common stock underlying options held by Dr. Morris that are exercisable as of April 15, 2021 or will become exercisable within 60 days after such date.

(10)

Consists of (a) 270,270 shares of common stock owned by Mr. Smith and (b) 350,582 shares of common stock underlying options held by Mr. Smith that are exercisable as of April 15, 2021 or will become exercisable within 60 days after such date.

(11)

Consists of (a) 3,933,429 shares of common stock owned by Mr. Arnold and (b) 20,000 shares of common stock underlying options held by Mr. Arnold that are exercisable as of April 15, 2021 or will become exercisable within 60 days after such date.

(12)

Consists of (a) 53,763 shares of common stock owned by Dr. Freed and (b) 23,333 shares of common stock underlying options held by Dr. Freed that are exercisable as of April 15, 2021 or will become exercisable within 60 days after such date.

(13)	Consists of 20,000 shares of common stock underlying options held by Mr. Huffines that are exercisable as of April 15, 2021 or will become exercisable within 60 days after such date.
(14)

Consists of shares held by BCLS. Dr. Koppel is a manager of Bain Capital Life Sciences Investors, LLC and as a result, by virtue of the relationships described in footnote (4) above, may be deemed to share beneficial ownership of the shares held by BCLS. The address of Dr. Koppel is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, Massachusetts 02116. In addition, the amount consists of 20,000 shares of common stock underlying options held by Dr. Koppel that are exercisable as of April 15, 2021 or will become exercisable within 60 days after such date.

(15)

Consists of (a) 34,258 shares of common stock owned by Dr. Nagendran and (b) 23,333 shares of common stock underlying options held by Dr. Nagendran that are exercisable as of April 15, 2021 or will become exercisable within 60 days after such date.

(16)

Consists of shares held by RA Capital as described in Footnote (2) above. Mr. Shah disclaims beneficial ownership of all shares held by RA Capital Fund and Blackwell, and disclaims any beneficial ownership in the shares held by Blackwell Partners LLC – Series A. The address for each of RA Capital Fund, Blackwell, and RA Capital is c/o 200 Berkeley Street, 18th Floor, Boston, MA 02116. Entities affiliated with RA Capital report that they hold shared voting power and shared dispositive power with respect to all shares held by them. In addition, the amount consists of 20,000 shares of common stock underlying options held by Mr. Shah that are exercisable as of April 15, 2021 or will become exercisable within 60 days after such date.

(17)

Mr. Stone is Chief Investment Officer of Perceptive Advisors LLC. Mr. Stone disclaims any beneficial ownership of the shares held by Perceptive. The address of Mr. Stone is 51 Astor Place, 10th Floor, New York, NY 10003. In addition, the amount consists of 20,000 shares of common stock underlying options held by Mr. Stone that are exercisable as of April 15, 2021 or will become exercisable within 60 days after such date.

(18)	Consists of 20,000 shares of common stock underlying options held by Ms. Sullivan that are exercisable as of April 15, 2021 or will become exercisable within 60 days after such date.
(19)

Includes (i) 1,013,478 shares of common stock underlying options that are exercisable as of April 15, 2021 or will become exercisable within 60 days after such date and (ii) warrants to purchase 30,000 shares of our common stock that were issued to Danforth Advisors, LLC that are exercisable as of April 15, 2021 or will become exercisable within 60 days after such date.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy for Approval of Related-Person Transactions

We have adopted a written related-person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related-person transaction,” the related person must report the proposed related-person transaction to our general counsel. The policy calls for the proposed related-person transaction to be reviewed by and if deemed appropriate approved by, the audit committee of our Board of Directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review and, in its discretion, may ratify the related-person transaction. The policy also permits the chair of the audit committee to review, and if deemed appropriate approve, proposed related-person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.

A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related-person transaction;

•	the approximate dollar amount involved in the related-person transaction;

•	the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the related-person transaction; and

•

any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The audit committee may impose any conditions on the related-person transaction that it deems appropriate.

The policy provides that transactions involving compensation of executive officers will be reviewed and approved by the compensation committee of our Board of Directors in the manner specified in its charter.

Related-Person Transactions

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Non-Employee Director Compensation,” we describe transactions since January 1, 2019 to which we have been or will be a participant, in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of our total assets at year end for each of the last two completed fiscal years and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock (“5% Security Holders”), or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Amended and Restated Registration Rights Agreement

We are party to an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated March 29, 2017, with certain of our stockholders (the “Investors”), which includes our 5% Security Holders and entities affiliated with certain of our directors. The Registration Rights Agreement provides the Investors the right, subject to certain conditions, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.

Private Placements

July 2019 Private Placement

On July 25, 2019 we entered into a definitive agreement with respect to the private placement of (i) 10,607,525 shares of our common stock at a price per share of $4.65 and (ii) 2,295,699 pre-funded warrants to purchase shares of our common stock at a price per warrant of $4.64, to a group of accredited investors. Each pre-funded warrant is exercisable for one share of common stock at an exercise price of $0.01 and the pre-funded warrants have no expiration date. We completed this private placement on July 30, 2019, resulting in approximately $60.0 million in gross proceeds to us, before deducting offering costs of $2.1 million. The number of shares that each of our directors, executive officers and holders of more than 5% of our voting securities purchased and the aggregate purchase price paid for such shares is set forth in the table below.

Name(1)	Number of Shares of Common Stock Purchased	Number of Warrant Shares Underlying Pre-Funded Warrants Purchased	Purchase Price
Perceptive Life Sciences Master Fund, Ltd.	2,822,581		$13,125,001.65
Boxer Capital, LLC	21,505	2,158,329	$10,014,646.56
BCLS SB Investco, LP	1,881,720		$8,749,998.00
RA Capital Healthcare Fund, L.P.	1,593,629		$7,410,374.85
DTMG Bermuda Limited	903,226		$4,200,000.90
Matthew B. Arnold	677,419		$3,149,998.35
Blackwell Partners LLC—Series A	288,091		$1,339,623.15
MVA Investors, LLC		137,370	$637,396.80
Martin I. Freed	53,763		$249,997.95
Sukumar Nagendran	32,258		$149,999.70
Ilan Ganot	21,505		$99,998.25
Carl Morris	21,505		$99,998.25

(1)	See “Principal Stockholders” above for more information about the shares held by the below identified entities.

December 2020 Private Placement

On December 15, 2020, we entered into a definitive agreement with respect to the private placement of 24,324,320 shares of our common stock at a price per share of $3.70. We completed this private placement on December 15, 2020, resulting in approximately $90.0 million in gross proceeds to us, before deducting offering costs of $3.8 million. The number of shares that each of our directors, executive officers and holders of more than 5% of our voting securities purchased and the aggregate purchase price paid for such shares is set forth in the table below.

Name(1)	Number of Shares of Common Stock Purchased	Purchase Price
RA Capital Healthcare Fund, L.P.	4,938,282	$18,271,643.40
Perceptive Life Sciences Master Fund, Ltd	4,054,054	$14,999,999.80
BCLS SB Investco, LP	3,189,189	$11,799,999.30
Boxer Capital, LLC	2,702,702	$9,999,997.40
EcoR1 Capital Fund Qualified, L.P.	2,281,080	$8,439,996.00
Blackwell Partners LLC—Series A	467,123	$1,728,355.10
Matthew Arnold	432,432	$1,599,998.40
EcoR1 Capital Fund, L.P.	421,622	$1,560,001.40
Ian Smith	270,270	$999,999.00
Ilan Ganot	27,027	$99,999.90

(1)	See “Principal Stockholders” above for more information about the shares held by the below identified entities.

Ultragenyx Collaboration Agreement

In October 2020, we entered into a collaboration and license agreement (the “Collaboration Agreement”), with Ultragenyx Pharmaceutical Inc. (“Ultragenyx”) pursuant to which we granted Ultragenyx an exclusive worldwide license under certain intellectual property rights controlled by us. In connection with the execution of the Collaboration Agreement, we also entered into a stock purchase agreement with Ultragenyx, pursuant to which we issued and sold 7,825,797 shares of our common stock to Ultragenyx for an aggregate purchase price of approximately $40 million, resulting in Ultragenyx becoming a holder of more than 5% of our outstanding common stock.

Other Arrangements

We employ Annie Ganot, one of our Co-Founders and the wife of Ilan Ganot, as Senior Director, Patient Advocacy. Mr. Ganot is our CEO and a member of our Board of Directors. Ms. Ganot receives an annual salary and bonus payments of less than $250,000 in the aggregate.

In respect of his services as a consultant to us for the three years ended December 31, 2018, on January 2, 2019, we granted Dr. Zarur an option to purchase 100,000 shares of our common stock. In respect of his services as a consultant to us for the year ended December 31, 2019, (i) on January 2, 2019, we granted Dr. Zarur an option to purchase 10,000 shares of our common stock, and (ii) we paid him $100,000. In respect of his services as a consultant to us for the year ending December 31, 2020, (i) on January 2, 2020, we granted Dr. Zarur an option to purchase 10,000 shares of our common stock, and (ii) we paid him $58,000.

In connection with the termination of his employment, we entered into a consulting agreement with Jorge Quiroz, M.D., our former Chief Medical Officer, effective as of January 15, 2020, pursuant to which Dr. Quiroz assisted with the transition of his duties to our executive management team. Dr. Quiroz was compensated at a rate of $500 per hour for his services under the consulting agreement. The term of the consulting agreement continued until July 15, 2020.

In connection with the termination of his employment, we entered into a consulting agreement with Alvaro Amorrortu, our former Chief Operating Officer, effective as of January 15, 2020, pursuant to which Mr. Amorrortu assisted with the transition of his duties to our executive management team. Mr. Amorrortu was compensated at a rate of $500 per hour for his services under the consulting agreement. The term of the consulting agreement continued until July 15, 2020.

In respect of his services as a consultant to us for the year ended December 31, 2020, (i) on February 10, 2020, we granted Mr. Smith an option to purchase 60,000 shares of our common stock and (ii) on June 16, 2020, we granted Mr. Smith an option to purchase 200,000 shares of our common stock. In respect of his services as a consultant to us for the year ending December 31, 2021, on January 4, 2021, we granted Mr. Smith an option to purchase 389,000 shares of our common stock.

In November 2020, we entered into a consulting agreement with Danforth Advisors, LLC (“Danforth”), an affiliate of Stephen DiPalma, our interim chief financial officer. Pursuant to the consulting agreement, Danforth provides us with the chief financial officer services of Mr. DiPalma, and other services, including financial planning, offering support and accounting services, in exchange for fees payable to Danforth based on hourly rates. We have paid Danforth approximately $0.1 million to date. In accordance with the consulting agreement, in November 2020, we issued to Danforth a warrant to purchase 30,000 shares of our common stock at an exercise price per share of $3.29. The consulting agreement may be terminated by either party without cause upon 60 days’ prior written notice to the other party and with cause upon 30 days’ prior written notice to the other party.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such persons in any action or proceeding, including any action by or in our right, on account of any services undertaken by any such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These Section 16 reporting persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for the fiscal year ended December 31, 2020 by Section 16(a) under the Exchange Act, with the exception of a Form 4/A filed by Ilan Ganot on February 12, 2020 to report an option grant to Mr. Ganot’s wife that, at the time of filing the original Form 4 on January 29, 2020, was inadvertently omitted.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

Stockholders are being asked to ratify the appointment by the audit committee of the Board of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021. PricewaterhouseCoopers LLP has served as the company’s independent registered public accounting firm since 2017.

The audit committee is solely responsible for selecting the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Stockholder approval is not required to appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Board believes that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is good corporate governance. If stockholders do not ratify this appointment, the audit committee will reconsider whether to retain PricewaterhouseCoopers LLP. If the selection of PricewaterhouseCoopers LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Audit Fees and Services

The following table represents aggregate fees billed to us by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2020 and 2019:

	2020	2019
Audit fees	$690,000	$646,500
Audit-related fees	—	—
Tax fees	36,290	20,148
All other fees	2,756	2,756
Total	$729,046	$669,404

The services rendered by PricewaterhouseCoopers LLP in connection with the fees presented above were as follows:

Audit Fees

Audit fees consist of amounts for professional services rendered for audit and quarterly reviews of our 2020 and 2019 financial statements as well as review of our registration statements on Form S-3 in 2019.

Audit-Related Fees

Audit-related fees consist of amounts for professional services rendered related to the implementation of an accounting standard in the year prior to its adoption.

Tax Fees

Tax fees consist of fees for professional services related to tax compliance and consultations.

All Other Fees

All other fees include license fees for web-based accounting research tools.

Pre-approval Policies

The audit committee has not adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm and, consequently, all audit and non-audit services are pre-approved by the whole audit committee or the chair of the audit committee. All fees for the fiscal years ended December 31, 2020 and 2019 were so pre-approved.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3—APPROVAL OF AN AMENDMENT TO THE 2020 EQUITY INCENTIVE PLAN

Why We Are Requesting Stockholder Approval For Additional Shares

We are asking our stockholders to approve an amendment to the Solid Biosciences Inc. 2020 Equity Incentive Plan, which we refer to in this Proposal No. 3 as the Plan, to increase the number of shares available for issuance under the Plan. Our Board believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. We believe that our stock-based compensation programs are central to this objective.

On April 27, 2021, upon the recommendation of our compensation committee, and subject to stockholder approval, the Board approved the amendment to the Plan to increase the number of shares of our common stock available for issuance under the Plan by 7,000,000 shares. If the amendment to the Plan is approved by our stockholders, the new aggregate share limit for the Plan will be 14,879,025 shares of our common stock (subject to adjustment in the event of stock splits and other similar events).

As of April 15, 2021, options to purchase 5,058,240 shares of common stock were outstanding under all of our equity compensation plans with a weighted-average remaining term of 8.88 years and a weighted-average exercise price of $10.79 per share, restricted stock units with respect to 315,989 shares of common stock were outstanding and an additional 1,179,756 shares of common stock were reserved for future awards under the Plan.

Our compensation committee considered our historic burn rate levels and the impact of utilizing regular annual equity compensation grants in determining how long the additional share authorization could potentially last. We expect the additional share authorization under the Plan to provide us with enough shares for awards for up to two years, with such timing dependent on a variety of factors, including the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Plan could last for a shorter or longer time.

The additional shares available for grant under the Plan would facilitate our ability to continue to grant equity incentives which is vital to our ability to fully engage and attract and retain the highly skilled individuals required to support our retention and growth in the extremely competitive labor markets in which we compete. Our employees are some of our most valuable assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. We strongly believe that the approval of the amendment to the Plan is instrumental to our continued success.

Accordingly, our Board believes that the amendment of the Plan is in the best interests of the Company and its stockholders and unanimously recommends that stockholders vote “FOR” the amendment of the 2020 Equity Incentive Plan.

Highlights of the Plan

•	No Evergreen. The Plan does not provide for any automatic increase in the number of shares of common stock available for issuance under the Plan.

•

No Liberal Share Recycling. The Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations, (ii) shares that were subject to a stock appreciation right (“SAR”) and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.

•	No Repricing of Options or SARs. The Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.

•	No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.

•

No Reload Options or SARs. No options or SARs granted under the Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.

•	No Dividend Equivalents on Options or SARs. No options or SARs granted under the Plan may provide for the payment or accrual of dividend equivalents.

•

Dividends & Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Not Paid Until Award Vests. Any dividends or dividend equivalents granted with respect to restricted stock, restricted stock units or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is granted.

•

Limit on Awards to Non-Employee Directors. The maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director in his or her capacity as a non-employee director in any calendar year may not exceed $500,000 in the case of an incumbent non-employee director or $1,000,000 in the case of the first year of service of a non-employee director. Fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and amounts paid to a non-employee director as a reimbursement for an expense will not count against this limitation. Exceptions to this limitation may be made by our Board, in its discretion, in extraordinary circumstances, provided that the non-employee director receiving the additional compensation does not participate in the decision to award such compensation. Cash and awards granted under the Plan to non-employee directors in their capacity as our consultants or advisors are not subject to this limitation.

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Material Amendments Require Stockholder Approval. Stockholder approval is required prior to an amendment to the Plan that would (i) materially increase the number of shares authorized, (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.

•	Administered by an Independent Committee. The Plan is administered by our compensation committee, which is made up entirely of independent directors.

Information Regarding Overhang and Dilution

In developing our request for an amendment to the Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate”.

Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future awards and (c) the number of shares outstanding. As of April 15, 2021, there were 5,058,240 shares underlying all option awards outstanding, 315,989 shares underlying all restricted stock unit awards outstanding, 21,547 shares of restricted stock that that remain subject to time-based vesting, 1,179,756] shares available for future awards, and the number of common shares outstanding as of April 15, 2021 was 110,297,304. Accordingly, our overhang as of April 15, 2021 was 5.6%. If the 7,000,000 additional shares proposed to be authorized for grant under the Plan are included in the calculation, our overhang as of April 15, 2021 would have been 11.0%.

Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2020, 2019 and 2018 calendar years as well as an average over those years.

Calendar Year	Awards Granted(1)	Basic Weighted Average Number of Common Shares Outstanding	Gross Burn Rate(2)
2020	2,907,276	49,675,603	5.9%
2019	1,966,699	39,326,983	5.0%
2018	1,185,207	33,262,957	3.6%
Three-Year Average	2,019,727	40,755,181	4.8%

(1)	Awards granted includes shares subject to stock options and shares subject to restricted stock unit awards, in each case counted on a one-for-one basis.
(2)	“Gross burn rate” which we define as the number of equity awards granted in the year divided by the basic weighted average number of common shares outstanding.

Description of the 2020 Equity Incentive Plan

The following is a brief summary of the Plan, as amended, a copy of which is attached as Appendix A to this proxy statement. References to our Board in this summary will include our compensation committee or any similar committee appointed by our Board to administer the Plan. If our stockholders do not approve the amendment to the Plan, the Plan will remain in effect.

Types of Awards; Shares Available for Awards; Share Counting Rules

The Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, SARs, restricted stock, restricted stock units, other stock-based awards and cash awards as described below, which we collectively refer to as awards.

Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the Plan for up to the sum of 10,000,000 shares of our common stock plus such additional number of shares of our common stock (up to 4,879,025 shares) as is equal to (x) the number of shares of the Company’s common stock reserved for issuance under the Company’s 2018 Omnibus Incentive Plan (the “Existing Plan”) that remained available for grant under the Existing Plan immediately prior to the date that the Plan was approved by the Company’s stockholders at the 2020 annual meeting of stockholders and (y) the number of shares of common stock subject to awards granted under the Existing Plan prior to approval of the Plan by the Company’s stockholders at the 2020 annual meeting of stockholders, which awards expire, terminate or are otherwise surrendered, cancelled or forfeited or repurchased by the Company pursuant to a contractual repurchase right. Any or all of the awards may be in the form of incentive stock options, subject to any limitations under the Code.

The Plan provides that the maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director in his or her capacity as a non-employee director in any calendar year may not exceed $500,000 in the case of an incumbent non-employee director or $1,000,000 in the case of the first year of service of a non-employee director. Fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and amounts paid to a non-employee director as a reimbursement for an expense will not count against this limitation. Exceptions to this limitation may be made by our Board, in its discretion, in extraordinary circumstances, provided that the non-employee director receiving the additional compensation does not participate in the decision to award such compensation. Cash and awards granted under the Plan to non-employee directors in their capacity as our consultants or advisors are not subject to this limitation.

For purposes of counting the number of shares available for the grant of awards under the Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that a restricted stock unit award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the Plan. In addition, if we grant an SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan.

Shares covered by awards under the Plan that expire or are terminated, surrendered, or cancelled without having been exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of an SAR, the number of shares counted against the shares available for the grant of awards under the Plan and against the non-employee director limit will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the Plan. Shares purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board may grant awards under the Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our Board determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the Plan. Any such substitute awards will not count against the overall share limits of the Plan, except as required by reason of Section 422 and related provisions of the Code.

Descriptions of Awards

Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option”. Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash, by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our Board, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable option agreement or approved by our Board, and subject to certain conditions, by delivery of shares of common stock to us owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our Board, by any other lawful means (but not by a promissory note of the participant), or (vi) by any combination of these forms of payment. No option granted under the Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the Plan may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights. An SAR is an award entitling the holder, upon exercise, to receive a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The Plan provides that the measurement price of an SAR may not be less than the fair market value of our common stock on the date the SAR is granted (provided, however, that if our Board approves the grant of an SAR effective as of a future date, the measurement price will not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the Plan) and grant in substitution therefor new awards under the Plan (other than certain substitute awards issued in connection with an acquisition by us, as described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the Nasdaq Listing Rules or corresponding rules of any other exchange or marketplace on which our stock is traded or listed.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of unvested dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. No interest will be paid on unvested dividends.

Restricted Stock Unit Awards. Restricted stock units (“RSUs”) entitle the recipient to receive shares of our common stock, or cash equal to the fair market value of such shares, to be delivered at the time such award vests pursuant to the terms and conditions established by our Board. Our Board may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. Our Board may provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded.

Other Stock-Based Awards. Under the Plan, our Board may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our Board may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our Board may determine. The award agreement of an other stock-based award may provide the holder of an other stock-based award with the right to receive dividend equivalents. Dividend equivalents will be credited to an account for the participant, may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are paid.

Cash Awards. Under the Plan, the Board has the right to grant cash-based awards including awards subject to performance conditions.

Performance Conditions. Our Board may specify that the degree of granting, vesting and/or payout of any award is subject to the achievement of one or more of the following performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board): (1) enterprise value or value creation targets; (2) income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit; (3) cash flow, including but not limited to, from operations or free cash flow; (4) specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other long-term or short-term public or private debt or other similar financial obligations, or other capital structure improvements, which may be calculated net of cash balances or other offsets and adjustments as may be established by the Board; (5) net sales, revenues, net income, or earnings before income tax or other exclusions; (6) operating margin, return on operating revenue, or return on operating profit; (7) return measures (after tax or pre-tax), including return on capital employed, return on invested capital, return on equity, return on assets, return on net assets; (8) market capitalization, earnings per share, fair market value of the shares of the Company, franchise value (net of debt), economic value added; (9) total stockholder return or growth in total stockholder return (with or without dividend reinvestment); (10) financing and other capital raising transactions; (11) proprietary investment results; (12) estimated market share; (13) expansion of sales in additional geographies or markets; (14) expense management/control or reduction (including, without limitation, compensation and benefits expense); (15) customer satisfaction; (16) technological improvements/implementation, new product innovation; (17) collections and recoveries; (18) property or asset purchases; (19) litigation and regulatory resolution/implementation goals; (20) leases, contracts, or financings (including renewals, overhead, savings, G&A, and other expense control goals); (21) risk management/implementation; (22) development and implementation of strategic plans or organizational restructuring goals; (23) development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management and succession planning goals; (24) employee satisfaction or staff development; (25) formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance revenue or profitability or to enhance its customer base; (26) licensing or partnership arrangements; (27) progress of partnered programs and partner satisfaction; (28) progress of internal research or development programs; (29) submission or approval of a new drug application; (30) submission or approval of an investigational new drug application; (31) submission or approval of a therapeutic biologics license; (32) submission to, or approval by, a foreign regulatory body of an applicable filing or a product; (33) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); (34) achievement of a launch of a new drug; (35) initiation or completion of a clinical trial phase; (36) implementation or completion of critical projects; (37) achievement of specified milestones in the discovery and development of one or more of the Company’s products; (38) achievement of specified milestones in the commercialization of one or more of the Company’s products; (39) achievement of specified milestones in the manufacturing of one or more of the Company’s products; (40) achievement of specified regulatory milestones relating to one or more of the Company’s products; (41) completion of a merger, acquisition, or any transaction that results in the sale of all or substantially all of the stock or assets; or (42) any other measure selected by our Board. Such goals may reflect, as applicable, absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures will be adjusted to exclude any one or more of (i) special, unusual, non-recurring or extraordinary items, events or circumstances, (ii) gains or losses on the dispositions of discontinued businesses or operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) fluctuation in foreign currency exchange rates, (vi) charges for restructuring and rationalization programs, (vii) non-cash, mark-to-market adjustments on derivative instruments, (viii) amortization of purchased intangibles, (iv) the net impact of tax rate changes, (v) non-cash asset impairment charges, (vi) gains on extinguishment of the tax receivable agreement and (vii) any other factors as our Board may determine. Such performance measures: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and (z) may cover such period as may be specified by our Board. The Board will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Any dividends or dividend equivalents awarded with respect to any performance award will be subject to the same limitations on transfer and forfeitability as the award with respect to which it is granted. The Board may adjust the number of shares or cash payable pursuant to a performance award and may, at any time, waive the achievement of the performance measures, including in the case of death, disability or a change in control of the Company.

Eligibility to Receive Awards

All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, our Board may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended for the registration of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the participant and the permitted transferee have, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.

No Rights as a Stockholder; Clawback

No participant will have any rights as a stockholder with respect to any shares of common stock to be issued with respect to an award granted under the Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

Administration

The Plan is administered by our Board. Our Board has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Plan that it deems advisable and to construe and interpret the provisions of the Plan and any award agreements entered into under the Plan. Our Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award. All actions and decisions by our Board with respect to the Plan and any awards made under the Plan will be made in our Board of directors’ discretion and will be final and binding on all persons having or claiming any interest in the Plan or in any award.

Pursuant to the terms of the Plan, our Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of our Board. The Board has authorized our compensation committee to administer certain aspects of the Plan, including the granting of awards to executive officers. The Board of Directors, or any such committee, may delegate to an officer of the Company, the authority to make grants under the Plan, subject to the limitations set forth in the Plan. Awards granted to non-employee directors will be administered by a committee of the Board, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Listing Rules or corresponding rules of any other exchange or marketplace on which the Company is traded or listed.

Subject to any applicable limitations contained in the Plan, the Board, our compensation committee, or any other committee or officer to whom the Board delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Each award under the Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our Board need not treat participants uniformly. Our Board will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. The Board may at any time provide that any award will become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our Board, to (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimit set forth in the Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

Amendment of Awards. Except as otherwise provided under the Plan with respect to repricing outstanding stock options or SARs, our Board may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our Board determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the Plan or the change is otherwise permitted under the terms of the Plan in connection with a change in capitalization or reorganization event.

Documentation. Each award will be evidenced in a manner as determined by our Board. Each award may contain terms and conditions in addition to those set forth in the Plan.

Reorganization Events

The Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.

Provisions Applicable to Awards Other than Restricted Stock. Under the Plan, in connection with a reorganization event, our Board may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our Board determines, unless otherwise provided in an applicable agreement): (i) provide that such awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately prior to the consummation of the reorganization event and/or unexercised awards will terminate immediately prior to the consummation of the reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the acquisition price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (v) provide that, in connection with a liquidation or dissolution of the Company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under the Plan in regard to reorganization events, our Board will not be obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically.

For the purposes of the previous paragraph, an award (other than restricted stock) will be considered assumed if, following the reorganization event, the award confers the right to purchase or receive pursuant to the terms of such award, for each share of common stock subject to the award immediately prior to the consummation of the reorganization event, the consideration (whether cash, securities or other property) received as a result of the reorganization event by holders of common stock for each share of common stock held immediately prior to the consummation of the reorganization event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of common stock). However, if the consideration received as a result of the reorganization event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that our Board determines to be equivalent in value (as of the date of such determination or another date specified by our Board) to the per share consideration received by holders of outstanding shares of common stock as a result of the reorganization event.

The Plan also contains certain provisions related to the treatment of RSUs that are subject to Section 409A of the Code in connection with a reorganization event.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our Board determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. Our Board, however, may either provide for termination or deemed satisfaction of the repurchase or other rights under any applicable agreement between the participant and us, either initially or by amendment, or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except as otherwise provided in any applicable agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding will automatically be deemed terminated or satisfied.

Provisions for Foreign Participants

The Board may establish one or more sub-plans under the Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the Plan containing any limitations on the of Board’s discretion under the Plan and any additional terms and conditions not otherwise inconsistent with the Plan as the Board deems necessary or desirable. All supplements adopted by the Board will be deemed to be part of the Plan, but each supplement will only apply to participants within the affected jurisdiction.

Amendment or Termination

No award may be granted under the Plan after June 15, 2030, but awards previously granted may extend beyond that date. Our Board may amend, suspend or terminate the Plan or any portion of the Plan at any time, except that no amendment that would amend the prohibitions on repricings without stockholder approval may be amended without stockholder approval and no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our common stock is not then listed on any national securities exchange), no amendment of the Plan materially increasing the number of shares authorized under the Plan, expanding the types of awards that may be granted under the Plan or materially expanding the class of participants eligible to participate in the Plan will be effective unless and until the Company’s stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the Plan at the time the amendment is adopted, provided that our Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Plan. No award will be made that is conditioned on stockholder approval of any amendment to the Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.

If stockholders do not approve the adoption of the Plan, the Plan will not go into effect, and the Company will not grant any awards under the Plan. In this event, the Board will continue to make grants under the Existing Plan to the extent of any shares remaining available for issuance thereunder and will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Plan Benefits

As of April 15, 2021, approximately 94 persons were eligible to receive awards under the Plan, including the Company’s currently serving named executive officers, 74 employees (other than the currently-serving named executive officers), eleven non-employee directors, and seven consultants. The granting of awards under the Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group. Accordingly, in lieu of providing the information regarding benefits that will be received under the Plan, the following table sets forth information about equity-based awards granted under the Plan during the fiscal year ended December 31, 2020 to (i) each of our named executive officers for the year ended December 31, 2020, (ii) all current executive officers as a group, (iii) all current non-employee directors as a group, (iv) all current non-executive officers and employees as a group, (v) each nominee for director, (vi) each associate of any director, executive officer or nominee for director, and (vii) any current 5% holder or future 5% holder of awards issued pursuant to the Plan.

Name and Position	Number of Shares Subject to Stock Awards (#)
Ilan Ganot, our President and Chief Executive Officer	213,000
Carl Morris, Ph.D., our Chief Scientific Officer	220,000
Jennifer Ziolkowski, our former Chief Financial Officer(1)	220,000
All Current Executive Officers as a Group (5 persons)	683,000
All Current Non-Employee Directors as a Group (11 persons)	580,000
All Current Non-Executive Officers and Employees as a Group (72 persons)	1,195,881
Each associate of any Director, Executive Officer, or Nominee for Director	—

(1)	Ms. Ziolkowski’s employment terminated on January 31, 2021

On April 15, 2021 the last reported sale price of the Company common stock on the Nasdaq Global Select Market was $5.17.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Cash-Based Awards. A participant will have compensation income upon the grant of a cash-based award.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR 2020 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 4—APPROVAL OF THE ADOPTION OF THE SOLID BIOSCIENCES INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

On April 14, 2021, upon the recommendation of our Compensation Committee, our Board adopted, subject to stockholder approval, our 2021 Employee Stock Purchase Plan, which we refer to in this proxy statement as the ESPP. The ESPP provides for 1,102,885 shares to be available for purchase by eligible employees according to its terms.

The ESPP is intended to benefit our company and our stockholders by attracting, retaining and motivating talented employees, which we believe to be critical for our success, and aligning the interests of participating employees with our stockholders. We believe that the ability to participate in our ESPP is an attractive feature for current and potential employees by affording them the opportunity to share in the growth and success of our company. The ESPP also helps to attract and retain employees because employee stock purchase plans are commonly offered by our peers and other industry leaders. To further encourage stock ownership among our employees while providing our employees a benefit that is common in the companies with which we compete for talent, our Board has adopted the ESPP.

Accordingly, our Board believes approval of the ESPP is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the ESPP.

Summary of the ESPP

The following is a summary of the material terms of the ESPP. The following description is only a summary of the material terms of the ESPP, and is qualified in its entirety by reference to the ESPP, a copy of which is attached to this proxy statement as Appendix B.

All of our employees, including directors who are employees, and all employees of any of our subsidiaries designated by our Board from time to time, are eligible to participate in the ESPP provided that:

•	such person is customarily employed by us or by our designated subsidiary for more than 20 hours per week and for more than five months in a calendar year;

•	such person has been employed by us or by our designated subsidiary for at least 30 days prior to enrolling in the ESPP; and

•	such person was our employee or any employee of our designated subsidiary on the first day of the applicable offering period under the ESPP.

We retain the discretion to determine which eligible employees may participate in an offering under applicable regulations.

No employee is eligible to receive a right to purchase shares of our common stock that would result in the employee owning 5% or more of the total combined voting power or value of our stock or the stock of any of our subsidiaries immediately after the grant of such purchase right. For purposes of determining stock ownership of an employee, certain attribution rules under the Internal Revenue Code will apply, and all stock which the employee has a contractual right to purchase will be treated as stock owned by the employee.

Offerings under the ESPP will begin on dates determined by our Board and will continue for six months, which we refer to as the plan purchase period. Payroll deductions made during each plan purchase period will be held for the purchase of our common stock at the end of each plan purchase period. Our Board may, in its discretion, change the date on which plan purchase periods may commence and may choose a different plan purchase period of 12 months or less for each offering.

With respect to any offering under the ESPP, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the compensation such employee receives during the plan purchase period

(or during such shorter period during which payroll deductions are made). Compensation is defined under the ESPP to mean the amount of money reportable on the employee’s federal income tax withholding statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of stock options or stock appreciation rights, and similar items, but including, in the case of salespersons, sales commissions to the extent determined by our Board. Our Board may, in its discretion, designate a lower maximum contribution rate, and a minimum payroll deduction may be established from time to time by our Board.

On the offering commencement date of each plan purchase period, we will grant to each eligible employee who is then a participant in the ESPP a right to purchase up to a whole number of shares of our common stock determined by dividing (a) $25,000 divided by the number of full months in the plan purchase period by (b) the closing price of a share of our common stock on the offering commencement date (as determined under the ESPP); provided, however, that in the event the length of the plan purchase period exceeds twelve (12) months, the number of shares each participant may purchase pursuant to the Purchase Right shall be up to that whole number of shares of Common Stock determined by multiplying $2,083 by the number of full months on the plan purchase period and dividing the result by the closing price of a share of our common stock on the offering commencement date (as determined under the ESPP. No employee may be granted a right to purchase under the ESPP that permits his or her rights to purchase our common stock under the ESPP and any other employee stock purchase plans of us or our subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of our common stock (determined on the date the right to purchase is granted) for each calendar year in which the right to purchase is outstanding at any time. Each employee who continues to be a participant in the ESPP on the last business day of the plan purchase period (referred to as the exercise date) is deemed to have exercised the right to purchase at the purchase right price on such date and will be deemed to have purchased from us the number of whole shares of our common stock reserved for purposes of the ESPP that such employee’s accumulated payroll deductions on the exercise date will pay for, up to the maximum number determined as set forth above.

Under the terms of the ESPP, the purchase right price shall be determined by our Board for each plan purchase period and the purchase right price will be at least 85% of the applicable closing price of our common stock (determined as provided under the ESPP). If our Board does not make a determination of the purchase right price, the purchase right price will be 85% of the lesser of the closing price of our common stock (determined as provided under the ESPP) on either (a) the first business day of the plan purchase period or (b) the purchase exercise date.

Any balance remaining in an employee’s payroll deduction account at the end of a plan purchase period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of our common stock will be carried forward for the following offering, unless the employee elects not to participate in the following offering, in which case the balance in the employee’s account will be refunded. An employee may withdraw the balance accumulated in such employee’s account and withdraw from participation in an offering at any time prior to the close of business on the last business day in the plan purchase period. Any employee who so withdraws may not begin participating again during the remainder of the plan purchase period but may participate in any subsequent offering in accordance with the terms and conditions established by our Board.

For purposes of monitoring the compliance with required holding periods under the ESPP, we may require that the shares purchased under the ESPP be deposited directly into a brokerage account that we establish for each participant at a brokerage firm that we designate, which we refer to as the ESPP broker account. Except as otherwise provided in the ESPP, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP broker account until the later of the following two periods: (i) the end of the two (2)-year period measured from the date the participant first commences participation in offerings under the ESPP and (ii) the end of the one (1)-year measured from the purchase exercise date of the applicable shares. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may thereafter be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

If any employee’s employment is terminated prior to the last business day of a plan purchase period, the employee’s account balance will be refunded to the employee (without any reductions for payroll deductions) or, in the event of the employee’s death, to a designated beneficiary, to the executor or administrator of the employee’s estate, or if no executor or administrator has been appointed to our knowledge, to any other person we designate in our discretion. If, prior to the last business day of a plan purchase period, the designated subsidiary in which an employee is employed ceases to be a subsidiary of ours, or if the employee is transferred to a subsidiary that is not a designated subsidiary, the employee will be deemed to have terminated employment for purposes of the ESPP.

Rights under the ESPP are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

All funds received or held by us under the ESPP may be combined with other corporate funds and may be used for any corporate purposes. Shares may be issued upon exercise of an option from authorized but unissued shares of our common stock, from shares held in our treasury, or from any other proper source. In the event the total number of shares of our common stock specified in elections to be purchased under any offering plus the number of shares purchased under previous offerings under the ESPP exceeds the maximum number of shares issuable under the ESPP, our Board will allot the shares then available on a pro-rata basis.

The ESPP will be administered by our Board or by a committee appointed by our Board. Our Board or the committee has the authority to make rules and regulations for the administration of the ESPP and its interpretation and decisions with regard thereto shall be final and conclusive.

We will be required to make equitable adjustments in the manner determined by our Board to the number and class of securities available under the ESPP and the purchase right price to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or any distribution to holders of our common stock other than an ordinary cash dividend.

Upon the occurrence of a Reorganization Event (as defined below), our Board is authorized to take any one or more of the following actions as to outstanding purchase rights under the ESPP:

•	provide that purchase rights will be assumed, or substantially equivalent purchase rights will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•

upon written notice to employees, provide that all outstanding purchase rights will be terminated immediately prior to the consummation of the Reorganization Event and that all such outstanding purchase rights will become exercisable to the extent of accumulated payroll deductions as of a date specified by our Board in such notice, which date shall not be less than 10 days preceding the effective date of the Reorganization Event;

•

upon written notice to employees, provide that all outstanding purchase rights will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date;

•

upon the occurrence of a Reorganization Event in which holders of our common stock will receive a cash payment for each share surrendered in the Reorganization Event (the “acquisition price”), change the last day of the plan purchase period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (i) the acquisition price times the number of shares of common stock that the employee’s accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the purchase right price, where the acquisition price is treated as the fair market value of the common stock on the last day of the applicable plan purchase period for purposes of determining the purchase right price, and where the number of shares that could be purchased is subject to the limitations under the plan, minus (ii) the result of multiplying such number of shares by such purchase right price;

•	provide that, in connection with a liquidation or dissolution of our company, purchase rights will convert into the right to receive liquidation proceeds (net of the purchase right price); and

•	any combination of the foregoing.

A “Reorganization Event” is defined under the ESPP as (i) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any transfer or disposition of all of the common stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction, or (iii) our liquidation or dissolution.

In order to comply with the laws of any foreign jurisdiction, we may grant purchase rights to our employees or employees of our designated subsidiaries who are citizens or residents of such foreign jurisdiction with terms that are less favorable (but not more favorable) than the terms of purchase rights granted under the ESPP to employees who are residents of the United States. Our employees or employees of our designated subsidiaries who are citizens or residents of a foreign jurisdiction may be excluded from eligibility under the ESPP if the grant of a purchase right under the ESPP to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or if compliance with the laws of the foreign jurisdiction would cause the ESPP to violate the terms of Section 423 of the Code. We may add one or more appendices to the ESPP describing the operation of the ESPP in those foreign jurisdictions in which employees are excluded from participation or granted less favorable purchase rights. Our Board may from time to time establish one or more sub-plans under the ESPP with respect to one or more of our designated subsidiaries, provided such sub-plan complies with Section 423 of the Code.

Our Board may at any time, and from time to time, amend the ESPP. We are required under the ESPP to obtain stockholder approval for any amendment if such approval is required by Section 423 of the Code. Further, our Board may not make any amendment that would cause the ESPP to fail to comply with Section 423 of the Code. Our Board may terminate the ESPP at any time. Upon termination, we will refund all amounts in the accounts of participating employees.

New Plan Benefits

The benefits that will be awarded or paid in connection with the ESPP are not currently determinable. Because benefits under the ESPP will depend on employees’ elections to participate and the fair market value of the common stock at various future dates, it is not possible to determine the benefits that will be received by employees if the ESPP is approved by our stockholders. Non-employee directors and consultants are not eligible to participate in the ESPP.

United States Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants. A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of a plan purchase period.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the plan. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the plan purchase period during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the plan purchase period commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company. There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2020 EMPLOYEE STOCK PURCHASE PLAN

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Notice or, if applicable, the annual report to stockholders and proxy statement, may have been sent to multiple stockholders who share an address, unless contrary instructions have been received. We will promptly deliver a separate copy of the Notice or, if applicable, the annual report to stockholders and proxy statement to you upon written or oral request to the Company at Solid Biosciences Inc., 141 Portland Street, Fifth Floor, Cambridge, MA 02139 or (617) 337-4680. If you want to receive separate copies of the Notice, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2022 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 30, 2021, which is 120 days prior to the first anniversary of the mailing date of the Notice. However, if the date of the 2022 annual meeting of stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2022 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement.

If a stockholder wishes to propose a nomination of persons for election to our Board or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which public disclosure of the date of such annual meeting was made. For stockholder proposals to be brought before the 2022 annual meeting of stockholders, the required notice must be received by our secretary at our principal executive offices no earlier than February 16, 2022 and no later than March 18, 2022.

Stockholder proposals should be addressed to Solid Biosciences Inc., 141 Portland Street, Fifth Floor, Cambridge, MA 02139, Attention: Secretary.

OTHER MATTERS

Our Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in this proxy statement intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

Appendix A

Amendment No. 1 to 2020 Stock Incentive Plan

The 2020 Stock Incentive Plan (the “Plan”) of Solid Biosciences Inc. is hereby amended as follows:

1. Section 4(a)(1)(A) of the Plan is hereby deleted and a new Section 4(a)(1)(A) is inserted in lieu thereof which shall read as follows:

“(A) 10,000,000 shares of Common Stock; plus”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on April 27, 2021.

A-1

Appendix B

2021 Employee Stock Purchase Plan

SOLID BIOSCIENCES INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this 2021 Employee Stock Purchase Plan (this “Plan”) is to provide eligible employees of Solid Biosciences Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), commencing at such time and on such dates as the Board of Directors of the Company (the “Board”) shall determine. Subject to adjustment under Section 15 hereof, 1,102,885 shares of Common Stock have been approved for issuance under this Plan. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder, and shall be interpreted consistent therewith.

1. Administration. The Plan will be administered by the Board or by a committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. Eligibility. All employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Purchase Rights (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year;

(b) they have been employed by the Company or a Designated Subsidiary for at least thirty days prior to enrolling in the Plan; and

(c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Purchase Period (as defined below).

No employee may be granted a Purchase Right hereunder if such employee, immediately after the Purchase Right is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock that the employee has a contractual right to purchase shall be treated as stock owned by the employee.

The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

3. Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin at such time and on such dates as the Board shall determine, or the first business day thereafter (such dates, the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six-month period (a “Plan Purchase Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Purchase Period. However, the Board or the Committee may, at its discretion, choose a different Purchase Period of not more than twelve (12) months for Offerings.

4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and submitting the enrollment and payroll deduction authorization or

5. other forms prescribed by the Committee in accordance with enrollment procedures prescribed by the Committee (which may include accessing the website designated by the Company and electronically enrolling and authorizing payroll deductions or completing other forms) prior to the applicable Offering Commencement Date. The forms will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Purchase Period. Unless an employee changes his or her enrollment authorizations or withdraws from the Plan in accordance with the prescribed procedures, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement (or analogous non-U.S. statement), excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the employee’s Federal Income Tax Withholding Statement (or analogous non-U.S. statement), but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

6. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any percentage amount (in whole percentages) up to a maximum of 15% of the Compensation he or she receives during the Plan Purchase Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee.

7. Deduction Changes. An employee may decrease or discontinue his or her payroll deduction once during any Plan Purchase Period, by filing either a written or electronic new payroll deduction authorization form, as determined by the Company. However, an employee may not increase his or her payroll deduction during a Plan Purchase Period. If an employee elects to discontinue his or her payroll deductions during a Plan Purchase Period but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Purchase Exercise Date (as defined below).

8. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine.

9. Withdrawal of Funds. An employee may at any time prior to the close of business on the fifteenth business day prior to the end of a Plan Purchase Period (or such other number of days as is determined by the Company) and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Purchase Period during which the employee withdrew his or her balance. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9. Purchase of Shares.

(a) Number of Shares.

(i) On the Offering Commencement Date for the applicable Plan Purchase Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (a “Purchase Right”) to purchase on the last business day of such Plan Purchase Period (the “Purchase Exercise Date”) at the applicable purchase price (the “Purchase Right Price”) up to that whole number of shares of Common Stock (the “Purchase Right Shares”) determined by dividing $25,000 by the number of full months in the Plan Purchase Period and dividing the result by the closing price (as determined below)

on the Offering Commencement Date; provided, however, that no employee may be granted an Purchase Right which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Purchase Right is granted) for each calendar year in which the Purchase Right is outstanding at any time; and, provided, further, however, that the Committee may, in its discretion, set a fixed maximum number of shares of Common Stock that each eligible employee may purchase per Plan Purchase Period which number may not be greater than the number of shares of Common Stock determined by using the formula in the first clause of this Section 9(a) and which number shall be subject to the second clause of this Section 9(a).

(ii) In the event the length of the Plan Purchase Period exceeds twelve (12) months), the Purchase Right Shares shall, subject to the additional limitations in Section 9(a)(i), be determined by multiplying $2,083 by the number of full months on the Plan Purchase Period and dividing the result by the closing price (as determined below) on the Offering Commencement Date.

(b) Purchase Right Price. The Board or the Committee shall determine the Purchase Right Price for each Plan Purchase Period, including whether such Purchase Right Price shall be determined based on the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Purchase Period or (ii) the Purchase Exercise Date, or shall be based solely on the closing price of the Common Stock on the Purchase Exercise Date; provided, however, that such Purchase Right Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Purchase Right Price will be 85% of the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Purchase Period or (ii) the Purchase Exercise Date. The closing price shall be (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal or another source selected by the Board or the Committee. If no sales of Common Stock were made on such a day, the price of the Common Stock shall be the reported price for the last preceding day on which sales were made.

(c) Exercise of Purchase Right. Each employee who continues to be a participant in the Plan on the Purchase Exercise Date shall be deemed to have exercised his or her Purchase Right at the Purchase Right Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum numbers determined in the manner set forth above.

(d) Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Purchase Period will be automatically refunded to the employee, except that any balance that is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10. Issuance of Shares.

(a) Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

(b) ESPP Broker Account. The Company may require that the shares purchased on behalf of each participant shall be deposited directly into a brokerage account which the Company shall establish for the participant at a Company-designated brokerage firm. The account will be known as the ESPP Broker Account.

Except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the date the participant first commences participation in the Offering Period in which the shares were purchased and (ii) the end of the one (1)-year period measured from the Purchase Exercise Date of those shares. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may thereafter be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the Participant may sell his or her shares. Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Broker Account. In addition, the participant may request a stock certificate or share transfer from his or her ESPP Broker Account prior to the satisfaction of the required holding period should the participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account for use as collateral for a loan, unless those shares have been held for the required holding period.

The foregoing procedures shall apply to all shares purchased by each participant in the United States, whether or not that participant continues in employee status.

11. Rights on Retirement, Death or Termination of Employment. If a participating employee’s employment ends before the last business day of a Plan Purchase Period, no payroll deduction shall be taken from any pay then due and owing to the employee and the balance in the employee’s account shall be paid to the employee. In the event of the employee’s death before the last business day of a Plan Purchase Period, the Company shall, upon notification of such death, pay the balance of the employee’s account (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, before the last business day of the Plan Purchase Period, the Designated Subsidiary by which an employee is employed ceases to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Purchase Right Holders Not Stockholders. Neither the granting of a Purchase Right to an employee nor the deductions from his or her pay shall make such employee a stockholder of the shares of Common Stock covered by a Purchase Right under this Plan until he or she has purchased and received such shares.

13. Purchase Rights Not Transferable. Purchase Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Purchase Right Price shall be equitably adjusted to the extent determined by the Board or the Committee.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Purchase Rights. In connection with a Reorganization Event, the Board or the Committee may take any one or more of the following actions as to outstanding Purchase Rights on such terms as the Board or the Committee determines: (i) provide that Purchase Rights shall be assumed, or substantially equivalent Purchase Rights shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Purchase Rights will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding Purchase Rights will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Purchase Rights will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), change the last day of the Plan Purchase Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (A) (1) the Acquisition Price times (2) the number of shares of Common Stock that the employee’s accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the Purchase Right Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Purchase Period for purposes of determining the Purchase Right Price under Section 9(b) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Section 9(a), minus (B) the result of multiplying such number of shares by such Purchase Right Price, (v) provide that, in connection with a liquidation or dissolution of the Company, Purchase Rights shall convert into the right to receive liquidation proceeds (net of the Purchase Right Price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Purchase Right shall be considered assumed if, following consummation of the Reorganization Event, the Purchase Right confers the right to purchase, for each share of Common Stock subject to the Purchase Right immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Purchase Rights to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

16. Amendment of the Plan. The Board may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.

17. Insufficient Shares. If the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.

18. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

19. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

20. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

21. Issuance of Shares. Shares may be issued upon exercise of a Purchase Right from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22. Notification upon Sale of Shares. Each employee agrees, by participating in the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Purchase Right pursuant to which such shares were purchased.

23. Grants to Employees in Foreign Jurisdictions. The Company may, to comply with the laws of a foreign jurisdiction, grant Purchase Rights to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Purchase Rights granted under the Plan to employees of the Company or a Designated Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Purchase Right under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Purchase Rights.

24. Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

25. Withholding. If applicable tax laws impose a tax withholding obligation, each affected employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Purchase Rights granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

26. Effective Date and Approval of Shareholders. The Plan shall take effect on the date the Plan is approved by the stockholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors on April 14, 2021

Approved by the stockholders on June    , 2021

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/15/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/SLDB2021 SOLID BIOSCIENCES INC. C/O PROXY SERVICES P.O. BOX 9142 You may attend the meeting via the Internet and vote during the meeting. Have the FARMINGDALE, NY 11735 information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 1 Investor Address Line 1 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET Investor Address Line 2 on 06/15/2021. Have your proxy card in hand when you call and then follow the Investor Address Line 3 1 1 OF instructions. Investor Address Line 4 Investor Address Line 5 VOTE BY MAIL John Sample Mark, sign and date your proxy card and return it in the postage-paid envelope we have 1234 ANYWHERE STREET 2 provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ANY CITY, ON A1A 1A1 CONTROL # â†’ NAME THE COMPANY NAME INC.—COMMON SHARES 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345 THE COMPANY NAME INC.—401 K 123,456,789,012.12345 PAGE 1 OF 2 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR 0 the following: nominee(s) on the line below. 2 0 0 0 1. Election of Class III Directors Nominees 0000000000 01) Martin Freed 02) Ilan Ganot 03) Georgia Keresty 04) Ian Smith The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered 0 0 0 public accounting firm for the fiscal year ending December 31, 2021. 3. The approval of a first amendment to the Solid Biosciences Inc. 2020 Equity Incentive Plan to reserve 0 0 0 7,000,000 additional shares of common stock for issuance under the Plan. 4. The approval of the Solid Biosciences Inc. 2021 Employee Stock Purchase Plan. 0 0 0 NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 Please sign exactly as your name(s) appear(s) hereon. When signing as John Sample attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must 1234 ANYWHERE STREET sign. If a corporation or partnership, please sign in full corporate or ANY CITY, ON A1A 1A1 partnership name by authorized officer. SHARES CUSIP # JOB # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com SOLID BIOSCIENCES INC. Annual Meeting of Stockholders June 16, 2021 8:00 AM Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) (Appointee) and (Appointee), or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of SOLID BIOSCIENCES INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, EDT on June 16, 2021, virtually at www.virtualshareholdermeeting.com/SLDB2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. . 177 . 0 . 0 R1 _ 2 0000514090 Continued and to be signed on reverse side